                                                                    EXHIBIT 99.1





                            ASSET TRANSFER AGREEMENT

                         Dated as of November 16, 1995

                                  by and among

                          JPS TEXTILE GROUP, INC. and

                                JPS CARPET CORP.

                                 as Transferors

                                      and

                             GULISTAN HOLDINGS INC.

                                      and

                              GULISTAN CARPET INC.

                                 as Transferees

                               TABLE OF CONTENTS




                                                                                                                     Page
                                                                                                                     ----
                                                        ARTICLE I
                                                       DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . .   2
                                                       -----------
         1.1  Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

                                                        ARTICLE II

                                                    TRANSFER OF ASSETS  . . . . . . . . . . . . . . . . . . . . . . .  13
                                                    ------------------
         2.1  Transfer of Assets; Assumption of Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         2.2  Consideration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         2.3  Adjustments to Cash Consideration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         2.4  Section 351 Exchange  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

                                                       ARTICLE III

                                                         CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                                                         -------
         3.1  Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         3.2  Conveyances at Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         3.3  Assumption Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         3.4  Other Deliveries at Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

                                                        ARTICLE IV

                                      REPRESENTATIONS AND WARRANTIES OF TRANSFERORS   . . . . . . . . . . . . . . . .  20
                                      ---------------------------------------------
         4.1  Organization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         4.2  Corporate Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         4.3  Leases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         4.4  Title to Transferred Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         4.5  Owned Real Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         4.6  Contracts and Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         4.7  Litigation, Proceedings and Applicable Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         4.8  Compliance with Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         4.9  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         4.10  No Conflict or Violation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         4.11  Consents and Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         4.12  Intellectual Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         4.13  Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         4.14  Compliance with Environmental Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         4.15  Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         4.16  Labor Relations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         4.17  Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         4.18  Permits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         4.19  Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         4.20  Investment Intent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         4.21  Subsidiary of Carpet . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

                                                                                                                     Page
                                                                                                                     ----
                                                          ARTICLE V

                                      REPRESENTATIONS AND WARRANTIES OF TRANSFEREES   . . . . . . . . . . . . . . . .  29
                                      ---------------------------------------------
         5.1  Organization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         5.2  Corporate Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         5.3  No Conflict or Violation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         5.4  Consents and Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         5.5  Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         5.6  Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         5.7  Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         5.8  Subscription Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

                                                        ARTICLE VI

                                         COVENANTS OF TRANSFERORS AND TRANSFEREES . . . . . . . . . . . . . . . . . .  32
                                         ----------------------------------------
         6.1  Maintenance of Carpet and the Business Prior to Closing.  . . . . . . . . . . . . . . . . . . . . . . .  32
         6.2  Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         6.3  Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         6.4  Name  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         6.5  Further Assurances; Cooperation and Assistance  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         6.6  Nondisclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         6.7  Non-Competition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         6.8  Sums Received in Respect of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         6.9  Access and Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         6.10  Form W-2, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         6.11  No Other Solicitations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         6.12  Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

                                                       ARTICLE VII

                                          CONDITIONS TO TRANSFERORS' OBLIGATIONS  . . . . . . . . . . . . . . . . . .  41
                                          --------------------------------------
         7.1  Representations, Warranties and Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         7.2  Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         7.3  Corporate Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         7.4  Legal Opinion.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         7.5  Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         7.6  No Governmental Proceedings or Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         7.7  Solvency Opinions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         7.8  Subscription Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

                                                       ARTICLE VIII

                                          CONDITIONS TO TRANSFEREES' OBLIGATIONS  . . . . . . . . . . . . . . . . . .  43
                                          --------------------------------------
         8.1  Representations, Warranties and Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         8.2  Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         8.3  Section 1445 Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         8.4  Corporate Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

                                                                                                                     Page
                                                                                                                     ----
         8.5  Legal Opinion.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         8.6  Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         8.7  No Governmental Proceedings or Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         8.8  Financing; Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

                                                        ARTICLE IX

                                      CERTAIN ACTIONS BY TRANSFERORS AND TRANSFEREES
                                                       AFTER THE CLOSING        . . . . . . . . . . . . . . . . . . .  44
                                           ------------------------------------
         9.1  Books and Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         9.2  Indemnifications  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         9.3  Bulk Sales  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         9.4  Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         9.5  Mail Received After Closing.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

                                                        ARTICLE X

                                                      MISCELLANEOUS   . . . . . . . . . . . . . . . . . . . . . . . .  50
                                                      -------------
         10.1  Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         10.2  Survival of Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         10.3  Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         10.4  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         10.5  Choice of Law.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         10.6  Entire Agreement; Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         10.7  Multiple Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         10.8  Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         10.9  Invalidity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         10.10  Titles  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         10.11  Confidential Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         10.12  Third Parties.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         10.13  No Set-off.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         10.14  Schedules.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55

I.  EXHIBITS

        Exhibit A -- Form of GHI Promissory Note

        Exhibit B -- Form of Warrant

        Exhibit C -- Form of Certificate of Designations of GHI Preferred Stock

        Exhibit D -- Excluded Assets

        Exhibit E -- Form of Bill of Transfer

        Exhibit F -- Lease Assignment and Assumption Agreements

        Exhibit G -- Personal Property Lease Assignment and Assumption Agreement

        Exhibit H -- Opinion of Womble, Carlyle, Sandridge & Rice, PLLC

        Exhibit I -- Opinion of Weil, Gotshal & Manges

        Exhibit J -- Estimated Balance Sheet of October 28, 1995

        Exhibit K -- Memorandum of Agreements, Agreement and Assignment

        Exhibit L -- Contract Rights Assignment and Assumption Agreement

        Exhibit M -- Assignment of Trademarks

II.  SCHEDULES

                 Schedule 1.1 -- Exceptions to Title

                 Schedule 1.2 -- Certain Members of Management

                 Schedule 2.1 -- Certain Employment Agreements

                 Schedule 4.3(a) -- Leased Real Property

                 Schedule 4.3(b) -- Leased Personal Property

                 Schedule 4.4 -- Exceptions to Title to Transferred Assets

                 Schedule 4.5 -- Owned Real Property

                 Schedule 4.6 -- Contracts and Commitments

                 Schedule 4.7 -- Transferor Legal Proceedings

                 Schedule 4.8 -- Compliance with Law

                 Schedule 4.9 -- Taxes

                 Schedule 4.10 -- Transferor Conflicts and Violations

                 Schedule 4.11 -- Transferor Consents and Approvals

                 Schedule 4.12 -- Intellectual Property

                 Schedule 4.13 -- Insurance

                 Schedule 4.14 -- Compliance with Environmental Laws

                 Schedule 4.15 -- Employee Pension and Benefit Plans

                 Schedule 4.16 -- Labor Relations

                 Schedule 4.17 -- Transactions with Affiliates

                 Schedule 4.18 -- Permits

                 Schedule 5.3 -- Transferee Conflicts and Violations

                 Schedule 5.4 -- Transferee Consent and Approvals

                 Schedule 5.5 -- Transferee Legal Proceedings

                 Schedule 6.1 -- Certain Officers and Employees of Carpet

                 Schedule 6.7(a) -- Non-Competition

                 Schedule 6.7(b) -- Key Employees

                 Schedule 8.6 -- Transferee Consents

                            ASSET TRANSFER AGREEMENT


                 This ASSET TRANSFER AGREEMENT (the "Agreement"), dated as of November 16, 1995, is by and among JPS Textile Group, Inc., a Delaware corporation ("JPS"), JPS Carpet Corp., a Delaware corporation ("Carpet") (and, hereinafter, JPS and Carpet are sometimes referred to individually as "Transferor" and collectively as "Transferors"), Gulistan Holdings Inc., a Delaware corporation ("GHI") and Gulistan Carpet Inc., a Delaware corporation and wholly-owned subsidiary of GHI ("GCI") (and, hereinafter, GHI and GCI are sometimes referred to individually as "Transferee" and collectively as "Transferees").


                             W I T N E S S E T H :


                 WHEREAS, JPS owns all of the outstanding capital stock of Carpet; and

                 WHEREAS, Carpet is engaged in the business of manufacturing and designing tufted carpets for sale to the residential, commercial and hospitality markets (the "Business"); and

                 WHEREAS, Transferors desire to transfer, and GHI desires to acquire, substantially all of the properties, rights and assets used by Carpet in the conduct of the Business upon the terms and subject to the conditions hereinafter set forth; and

                 WHEREAS, on the date hereof, Michael J. Rooney, Charles E. Farrell, Paul S. Helms, C. Thomas Irwin, Charles D. Kennedy, John W. Waller and Richard E. Witt (collectively, the "Investors") have entered into subscription agreements with GHI (each, a "Subscription Agreement") pursuant to which, on the Closing Date (as defined herein), the Investors shall acquire an aggregate of 592,105 shares of Common Stock (as defined herein), which immediately after the Closing (as defined herein) will constitute all of the issued and outstanding common stock of GHI, in exchange for cash and promissory notes in an aggregate amount equal to $236,000, which exchange is conditioned upon the transfer of the Transferred Assets (as defined herein) by Transferors in exchange for, among other Consideration (as defined herein), the Preferred Stock (as defined herein), which immediately after the Closing will constitute all of the issued and outstanding preferred stock of GHI; and

                 WHEREAS, it is intended that the transfer of the Transferred Assets pursuant to this Agreement and the transfer of cash by the Investors pursuant to the Subscription Agreements qualify as a transfer governed by
Section 351 of the Internal Revenue Code of 1986, as amended (the "Code");

                 NOW, THEREFORE, in consideration of the mutual premises, covenants, representations and warranties contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:


                                  ARTICLE I

                                 DEFINITIONS

                 1.1 Defined Terms. Unless otherwise defined herein, the following terms as used herein shall have the following respective meanings:

                 "Affiliate" means, with respect to a specified Person, any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

                 "Ancillary Agreements" means the other agreements, instruments and documents to be executed by Transferors or Transferees or their respective Affiliates, as the case may be, in connection with this Agreement, including, without limitation, the special warranty deeds, the Bills of Transfer, the Lease Assignment and Assumption Agreements, the Personal Property Lease Assignment and the Assumption Agreement, the Contract Rights Assignment, the Subscription Agreements, the Assumption Agreement and the Memorandum of Agreements, Agreement and Assignment.

                 "Assumed Liabilities" shall have the meaning assigned to such term in Section 2.1(b) hereof.

                 "Bills of Transfer" means one or more Bills of Transfer made as of the Closing Date by Transferors substantially in the form of Exhibit F hereto.

                 "Books and Records" means all books and records relating to the Business or pertaining to the Transferred Assets and the customers and suppliers thereof.

                 "Business Day" shall refer to a day, other than a Saturday or a Sunday, on which commercial banks are not required or authorized to close in the City of New York.

                 "Cash Consideration" has the meaning set forth in Section 2.2 hereof.

                 "Certificate of Designations" means the Certificate of Designations of the Preferred Stock of GHI, substantially in the form of Exhibit C hereto, as it may be amended from time to time after the Closing Date.

                 "Closing" has the meaning set forth in Section 3.1 hereof.

                 "Closing Date" means the date which is the fifth Business Day after all the conditions to Closing set forth in Articles VII and VIII have been satisfied or waived, or such other date as Transferees and Transferors shall mutually agree.

                 "Closing Statement" means the audited statement of Transferred Assets and Assumed Liabilities, which shall also set forth therein the Net Assets of Carpet as of the Closing Date, prepared in accordance with GAAP as consistently applied by Transferors and on a basis consistent with the Estimated October 28, 1995 Balance Sheet. It is expressly agreed by the parties hereto that estimates of liabilities and asset valuation accounts in the Closing Statement shall be made using the best, most recent information available as of the date of the auditors' report thereon, without regard to estimation methodologies previously employed by the Transferors.

                 "Code" has the meaning set forth in the recitals hereof.

                 "Common Stock" means the authorized shares of common stock, par value $.01 per share, of GHI.

                 "Congress" means Congress Financial Corporation, a California corporation.

                 "Consideration" means the consideration received by Transferors for the Transferred Assets as set forth in Section 2.2 hereof.

                 "Contaminant" means any substance, material or waste whether in a solid, liquid or gaseous state which is regulated by any Governmental Agency of the United States or other national government, including, without limitation, any material, substance or waste which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "contaminant," "toxic waste" or "toxic substance" under any provision of Environmental Law, which includes, but is not limited to, used petroleum, friable asbestos, urea formaldehyde and polychlorinated biphenyls above 50 ppm.

                 "Contract Rights" means all of the rights, duties and obligations of each Transferor under the contracts and commitments set forth on
Schedule 4.6 hereto and all of each Transferor's right, title and interest in and to (i) all contracts, agreements, leases, notes, purchase orders, sales orders and other commitments of each Transferor relating to the Business and
(ii) all security and other deposits made by each Transferor with respect thereto.

                 "Contract Rights Assignment and Assumption Agreements" means that certain agreement dated as of the Closing Date among Transferors and GHI substantially in the form of Exhibit M hereto.

                 "Covered Employees" means all individuals who participated in the Transferors' group health or medical plans or were covered by any of Transferors' payroll arrangements as of the Closing Date by reason of the employment or former employment of any individual by the Business.

                 "Employees" means all persons who are employed as current employees of the Business on the Closing Date, including but not limited to all Employees on a leave of absence or receiving benefits under any disability plan or payroll arrangement of Transferors.

                 "Encumbrance" means any lien, mortgage, pledge, claim, security interest, charge or encumbrance of any nature whatsoever or any right or interest whatsoever of any third party, including, without limitation, a lien, claim or other interest of a Governmental Agency or municipality for taxes, assessments and other such charges.

                 "Environmental Claim" means any accusation, allegation, notice of violation, action, claim, Environmental Lien, demand, abatement or other order or direction (conditional or otherwise) by any Governmental Agency or any other Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions resulting from or based upon (i) the existence, or the continuation of the existence, of a Release (including, without limitation, sudden or non-sudden accidental or non-accidental Releases) of, or exposure to, any Contaminant, odor or audible noise in, into or onto the environment (including, without limitation, the air, soil, surface water or groundwater) at, in, by, from or related to any of the Transferred Assets or any activities or operations thereof; (ii) the transportation, storage, treatment or disposal of Contaminants in connection with any of the Transferred Assets or any activities or operations thereof; or
(iii) the violation, or alleged violation, of any Environmental Permit of or from any Governmental Agency relating to environmental matters connected with any of the Transferred Assets or the Business.

                 "Environmental Costs and Liabilities" means any and all losses, liabilities, obligations, damages, fines, penalties, judgments, actions, claims, costs and expenses (including, without limitation, fees, disbursements and expenses of legal counsel, experts, engineers and consultants and the costs of investigation and feasibility studies and Remedial Action) arising from or under any Environmental Law or order.

                 "Environmental Laws" means all applicable federal, state, local or foreign laws relating to (i) pollution or protection of the air, surface, water, ground water or soil; (ii) the generation, treatment, storage, use, handling, disposal or transportation of Contaminants; (iii) the Release or exposure to Contaminants; (iv) natural resources; (v) public or community right-to-know laws; or (vi) employee safety and health including, without limitation, the Comprehensive Environmental Resource, Compensation, and Liability Act (42 U.S.C. Section 9601 et seq.) ("CERCLA"), the Hazardous Material Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) ("RCRA"), the Clean Water Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C.
Section 7401 et seq.), the Toxic Substances Control Act, as amended (15 U.S.C.
Section 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136 et seq.), the Emergency Planning and Community Right-to-Know Act (42 U.S.C. Section 11001 et seq.), the Safe Drinking Water Act (42 U.S.C. Section 201 and Section 300f et seq.), the Oil Pollution Act
(33 U.S.C. Section 2701 et seq.) and the Occupational Safety and Health Act
(29 U.S.C. Section 651 et seq.), as such laws have been amended or supplemented on or before the Closing Date, and all regulations, rules or ordinances duly promulgated pursuant thereto and any analogous state, local or foreign laws.

                 "Environmental Lien" means any lien in favor of any Governmental Agency arising under Environmental Laws.

                 "Environmental Permit" means any permit, approval, authorization, registration, license, variance or permission required under any applicable Environmental Law.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                 "Estimated October 28, 1995 Balance Sheet" means that certain estimated balance sheet dated as of October 28, 1995 which is attached hereto as Exhibit K.

                 "Excluded Assets" means the properties and assets of the Business listed on Exhibit D hereto and which are not being acquired by GHI hereunder.

                 "Fixtures and Equipment" means all of the furniture, fixtures, furnishings, machinery, tools, supplies, vehicles, equipment and other personal property owned by Transferors and used in connection with the Business (wherever located and whether or not carried on Transferors' books), including all express and implied warranties and licenses received from manufacturers and sellers of the aforesaid items to the extent assignable by Transferors to GHI and any related claims, credits and rights of recovery with respect to such items.

                 "GAAP" means U.S. generally accepted accounting principles applicable to financial statements, consistently applied throughout the periods involved.

                 "GCI Loan and Security Agreement" means the Loan and Security Agreement, dated as of November 16, 1995, between GCI and Congress.

                 "GHI Pledge Agreement" means the Pledge and Security Agreement, dated as of November 16, 1995, between GHI and Congress.

                 "Governmental Agency" means (a) any international, foreign, federal, state, county, local or municipal government or administrative agency or political sub-division thereof, (b) any governmental agency, authority, board, bureau, commission, department or instrumentality, (c) any court or administrative tribunal, (d) any non-governmental agency, tribunal or entity that is vested by a governmental agency with applicable jurisdiction, or (e) any arbitration tribunal or other non-governmental authority with applicable jurisdiction.

                 "Intellectual Properties" means those of the following that are used by Transferors in connection with the Business: all registrations of trademarks and of other marks and pending applications therefor, all registrations of trade names, brand names, labels or other trade rights and pending applications therefor, all registered user entries and all pending applications for any such registrations or entries; all copyright registrations and pending applications thereof; all United States and foreign patents and pending applications therefor; all other registered and unregistered copyrights and pending applications therefor; and all unregistered trademarks and other marks, trade names and other trade rights, and all other ideas and know-how, formulae, treatments, discoveries, improvements, and applications thereof, and all other know-how and licensing agreements used in connection with the Business, confidential or secret proprietary and technical information, inventions, designs and patterns, whether or not patentable, which are used by Transferors in connection with the Business.

                 "Inventory" means all of (i) the inventory held for sale to customers in the ordinary course of the Business, (ii) the raw materials, work in process, finished products, wrapping, supply and packaging items, and similar items relating to the Business and (iii) related claims and rights of recovery with respect to the items listed in clauses (i) and (ii) hereto to the extent assignable.

                 "Investors" has the meaning set forth in the recitals hereof.

                 "Knowledge" shall mean, with respect to either Transferor, actual knowledge of any member of the management of JPS (and, should any such person cease to be employed by JPS prior to the Closing Date, any person acquiring the same or comparable title prior to the Closing Date), provided that such persons shall not have an obligation of due inquiry (unless otherwise indicated). For purposes of this definition, (i) Sam Griggs shall be considered to be a member of the management of JPS, (ii) no member of the management of Carpet shall be considered to be a member of the management of JPS unless such person shall continue to be a member of the management of JPS after the Closing Date, and (iii) the persons listed on Schedule 1.2 shall not be considered to be members of the management of JPS.

                 "Lease Assignment and Assumption Agreements" means those certain agreements dated as of the Closing Date among Transferors and GHI substantially in the form of Exhibit G hereto.

                 "Leasehold Estates" means all of Transferors' rights and obligations as lessee or lessor, as the case may be, under the Leases.

                 "Leasehold Improvements" means all of Transferors' leasehold improvements situated in or located on the property leased under the Leases.

                 "Leases" means all leases or subleases of real property used in connection with the Business as listed on Schedule 4.3(a) hereto.

                 "Legal Proceedings" means any judicial, administrative or arbitral actions, suits or adversarial proceedings (public or private), including adversarial proceedings by a Governmental Agency, undertaken with actual notice to Transferors.

                 "Liabilities" shall have the meaning assigned to such term in
Section 2.1(b) hereof.

                 "Material Adverse Change" or "Material Adverse Effect" means a material change in, or material effect on, the operations, financial condition, results of operations, assets or liabilities of the Business or the Transferred Assets taken as a whole.

                 "Memorandum of Agreements, Agreement and Assignment" means that certain agreement dated as of the Closing Date among Transferors and GHI substantially in the form of Exhibit L hereto.

                 "Net Assets" means, for purposes of determining the adjustments to the Cash Consideration set forth in Section 2.3 hereof, the amount of assets in excess of the liabilities of all Transferred Assets and Assumed Liabilities as reported in Carpet's balance sheet, determined in accordance with GAAP as consistently applied by Transferors; provided, however, that estimates of liabilities and asset valuation accounts in the Closing Statement shall be made using the best, most recent information available as of the date of the auditors' report thereon, without regard to estimation methodologies previously employed by the Transferors; provided, further, that the following categories of assets and liabilities shall not be a part of Net Assets: (i) the portion of the Transferor Credit Agreement which has been allocated to Carpet, along with the related accrued interest and deferred financing fees and expenses; (ii) deferred tax assets or liabilities;
(iii) all noncurrent assets and noncurrent liabilities; (iv) any purchase accounting adjustments, accrual for reorganization costs, or other adjustments related to the transactions contemplated by this Agreement; (v) assets or liabilities included in the Closing Statement by virtue of the application of accounting principles, pronouncements or methodologies not applied in connection with the Estimated October 28, 1995 Balance Sheet. The Transferors and Transferees hereby acknowledge and agree that the Net Assets as reflected on the Estimated October 28, 1995 Balance Sheet is $27,752,000.

                 "Omnibus Agreement" means that certain Omnibus Real Estate Closing Agreement dated May 9, 1988.

                 "Owned Real Property" means the real property used in connection with the Business owned by Carpet, as listed on Schedule 4.5.

                 "Permissible Liens" means, with respect to any Transferred Asset, (i) any minor imperfection of title with respect to such asset which does not materially affect the full use and enjoyment of such asset for the purposes for which it is currently used or detract from its value, (ii) the exceptions to title set forth on the title policies (or title commitments) identified on Schedule 1.1 hereto and obtained by GHI in connection with the acquisition of the Owned Real Property and the Leasehold Estates, (iii) Taxes not yet due and payable, (iv) such matters as set forth on the surveys (if any) delivered by Transferors to GHI with respect to the Owned Real Property and Leasehold Estates and (v) mechanics' liens for maintenance or other work that has been performed on any of the Transferred Assets.

                 "Permits" means all of Transferors' permits, licenses, exemptions, certificates and other public, governmental and private third party authorizations and approvals reasonably necessary to carry on the Business as presently conducted.

                 "Person" means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization or a government or political subdivision thereof.

                 "Personal Property Lease Assignment and Assumption Agreement" means that certain agreement dated as of the Closing Date among Transferors and GHI substantially in the form of Exhibit H hereto.

                 "Personal Property Leases" means all of the leases of personal property used in connection with the Business.

                 "Preferred Stock" means 5,000 shares of the preferred stock, issued in accordance with the Certificate of Designations, par value $.01 per share, of GHI.

                 "Promissory Note" means a promissory note of GHI in the principal amount of $10 million (plus the amount of any deferred interest thereon) bearing interest at 10-1/2% per annum, substantially in the form of Exhibit A.

                 "Release" means any release, spill, emission, leaking, pumping, emptying, dumping, injection, abandonment, deposit, disposal, discharge, dispersal, leaching or migration on or into the indoor or outdoor environment or on, into, above or beneath any property.

                 "Remedial Action" means all actions, including, without limitation, any capital expenditures, required by any Governmental Agency or third party or voluntarily undertaken to (i) clean up, remove, treat, or in any other way address any Contaminant or other substance; (ii) prevent the Release or threat of Release, or minimize the further Release of any Contaminant or other substance so it does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care; or (iv) bring the Transferred Assets and the Business into compliance with all Environmental Laws and Environmental Permits.

                 "Stockholders Agreement" means that certain agreement dated as of the Closing Date among Carpet, GHI and the Investors.

                 "Subscription Agreements" has the meaning set forth in the recitals hereof.

                 "Taxes" means all federal, state, local and foreign taxes, charges, fees, levies, imposts, duties or other assessments, including, without limitation, income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental (including taxes under Code section 59A), premium, federal highway use, commercial rent, customs duties, capital stock, paid up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value-added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by the United States or any state, local, foreign government or subdivision or agency thereof, including any interest, penalties or additions thereto. The parties acknowledge that, consistent with the past practice of the Transferors, the Michigan Single Business Tax is not an income tax, a franchise tax based on net income, or a transfer tax.

                 "Transferred Assets" means all of Transferors' rights, title and interest in and to all of the properties, assets and rights constituting the Business (other than the Excluded Assets) on the Closing Date, including, without limitation, the following:

                 (a) all accounts and notes receivable, refunds and deposits relating to the Business together, in each case, with all security and collateral therefor;

                 (b)      all Contract Rights;

                 (c) all Owned Real Property, including buildings and other improvements, fixtures and appurtenances located on the Owned Real Property;

                 (d)      all Leasehold Estates;

                 (e)      all Leasehold Improvements;

                 (f)      all Fixtures and Equipment;

                 (g) all of Transferors' rights and obligations under the Personal Property Leases;

                 (h)      all Inventory;

                 (i)      all Intellectual Properties;

                 (j)      to the extent transferable, all Permits;

                 (k) all Books and Records, including books of account, budgets, correspondence, records, files, invoices, manuals, sales, marketing and advertising materials, customer and supplier files, personnel files, equipment maintenance records, equipment warranty information, material, software, specifications and drawings, equipment drawings, customer specifications, sales, distribution and purchase correspondence, trade association memberships and all other similar data, computer programs and software, manuals and data and property relating to the Business;

                 (l) from and after the Closing Date, all insurance, condemnation and reimbursement claims and proceeds, if any, received by Transferors in connection with any damage or casualty to any Transferred Assets;

                 (m) all of those prepaid expenses relating to the Business;

                 (n) all other tangible assets of Transferors of every kind and description, real, personal or mixed, wherever located, which are carried on the books of the Business or which are owned by Transferors and used in connection with the Business;

                 (o) all of Transferors' rights to any choses in action, claims, causes or rights of action arising in connection with the Business;

                 (p) all other intangible assets of any kind or description, wherever located, which are carried on the books of the Business or which are owned by Transferors and used in connection with the Business; and

                 (q) all of Transferors' rights under the Omnibus Agreement in and to the Wagram Plant.

                 (r) all of the issued and outstanding capital stock of JPS U.K. Limited.

                 "Transferred Employees" means all Employees who commence employment with Transferees pursuant to Section 6.3(a) hereof.

                 "Transferor Credit Agreement" means the Fourth Amended and Restated Credit Agreement, dated as of June 24, 1994, as amended, restated, supplemented or modified from time to time, among JPS, Carpet, JPS Converter and Industrial Corp., JPS Elastomerics Corp., the financial institutions party thereto (the "Senior Lenders"), Citibank, N.A., as agent and administrative agent for the Senior Lenders, and General Electric Capital Corporation, in its capacity as co-agent and collateral agent for the Senior Lenders.

                 "Wagram Plant" means the portion of the "Bob Stevens Plant" located in Wagram, North Carolina occupied by Carpet under and pursuant to the Omnibus Agreement, together with Carpet's non-exclusive rights under and pursuant to the Omnibus Agreement, to common areas, loading docks, steam and other support facilities and services.

                 "Warrant Stock" means the shares of Common Stock to be issued upon exercise of the Warrant.

                 "Warrant" means a warrant to acquire shares of Common Stock, substantially in the form of Exhibit B hereto.


                                   ARTICLE II

                               TRANSFER OF ASSETS

                 2.1 Transfer of Assets; Assumption of Liabilities. In reliance upon the covenants, representations and warranties contained herein and subject to the terms and conditions hereof:

                 (a) Transferors hereby agree to transfer to GHI, and GHI hereby agrees to acquire from Transferors, the Transferred Assets on the Closing Date. Following the Closing, GHI shall transfer the Transferred Assets to GCI pursuant to an Assignment and Assumption Agreement, dated as of the date hereof, between GHI and GCI.

                 (b) On the Closing Date, GHI shall, and shall cause GCI to (without releasing GHI therefrom), assume and pay, perform and discharge as and when due all debts, claims, liabilities, obligations, Taxes, damages and expenses of every kind and nature, whether known, unknown, contingent, absolute, determined, indeterminable or otherwise arising prior to the Closing (excluding debts, claims, liabilities, obligations, Taxes, damages and expenses of Transferors arising under this Agreement) (collectively, the "Liabilities"), to the extent relating to or arising from the Transferred Assets and/or the Business, including, without limitation, those claims against, and liabilities and obligations of, Carpet with respect to (i) any Contract Rights related to the Business to the extent they remain unsatisfied and are required to be performed on or after the Closing Date, (ii) accounts payable to third parties, together with any interest accrued thereon, incurred in connection with the Business, (iii) the Transferred Employees and the Covered Employees (other than benefits under the Retirement Pension Plan for Employees of JPS

Textile Group, Inc.), and (iv) all Environmental Claims and Environmental Costs and Liabilities; provided, however, Transferees shall not assume or pay any liabilities relating to (A) the Excluded Assets, (B) income Taxes or franchise Taxes imposed on net income which are owed or incurred by Transferors (or any other corporation which is or was included in a consolidated, combined or unitary group with JPS or Carpet), (C) any withholding tax liability imposed on JPS or Carpet for an excise tax under Section 4999(c)(1) of the Code in respect of any payment which is actually made by such Transferor, (D) real and personal property taxes and state and local ad valorem taxes and assessments, to the extent that such taxes are to be paid by the Transferors in accordance with
Section 9.4(d), (E) any liability for purchase money debt, debt for borrowed money or a guaranty in respect thereof (including, but not limited to the Transferor Credit Agreement), except to the extent such liabilities are reflected on the Closing Statement, (F) any liability arising out of the employment agreements listed on Schedule 2.1 hereto, including without limitation, any liability for severance pay to the extent that such amount is in excess of the severance pay payable pursuant to JPS's normal severance pay policy as applied to those individuals, and (G) sales, transfer, use or other similar taxes incurred, to the extent that such taxes are to be paid by Transferors in accordance with Section 9.4(c) as a result of the transfer of the Transferred Assets pursuant to this Agreement (subject to the exceptions set forth in (A) through (G), collectively, the "Assumed Liabilities").

                 2.2  Consideration.

                 (a) On the Closing Date, as consideration (the "Consideration") for the conveyance, transfer, assignment and delivery of the Transferred Assets:

                          (i)     GHI shall deliver to Carpet the Preferred
         Stock;

                         (ii) GHI shall pay to Carpet in cash an amount equal to $22,800,000 (the "Cash Consideration");

                        (iii)     GHI shall deliver to Carpet the Promissory
         Note;

                         (iv)     GHI shall deliver to Carpet the Warrant; and

                          (v) GHI shall assume (and shall cause GCI to assume) the Assumed Liabilities.

                 (b) The Cash Consideration shall be paid at the Closing by wire transfer of immediately available funds to an account designated in writing by JPS.

                 (c) Promptly following the Closing, Transferors shall prepare and deliver to GHI a schedule which shall set forth the allocation of the Consideration among the Transferred Assets. Such allocation shall be subject to GHI's approval (which shall not be unreasonably withheld). Subject to the requirements of any applicable tax law, all tax returns filed by Transferees and Transferors shall be prepared consistently with such allocation. In the event of any adjustment to the Cash Consideration pursuant to Section 2.3 hereof, GHI and Transferors agree to adjust such allocation to reflect such adjustment to the Cash Consideration and, subject to the requirements of any applicable tax laws, to file consistently any tax returns required as a result of such adjustment to the Cash Consideration. In the event Transferors and GHI are unable to agree to the allocation of the Consideration among the Transferred Assets pursuant to this Section 2.2(c), Transferors and Transferees shall file all tax returns consistent with the allocation provided by Transferors except with respect to the items that are the subject of disagreement.

                 2.3  Adjustments to Cash Consideration.

                 (a) The Cash Consideration shall be increased or decreased (on a dollar for dollar basis), as the case may be, for any increase or decrease in the Net Assets as of the Closing Date as set forth on the Closing Statement as compared to the Net Assets as of October 28, 1995 included in the Estimated October 28, 1995 Balance Sheet.

                 (b) As soon as is reasonably practicable following the Closing Date, Transferors shall prepare and deliver to GHI the Closing Statement which shall set forth the adjustments to the Cash Consideration to be made, if any, in accordance with Section 2.3(a). In connection with the preparation of the Closing Statement, GHI shall grant Transferors and its accountants, counsel and other representatives, full and complete access to all of the books and records of the Business. The Closing Statement shall be audited by Transferors' independent public accountants and Transferors and Transferees shall provide such independent public accountants with such information, certificates and representations (including but not limited to a management's letter of representation) reasonably requested by such accountants in order for such accountants to render an unqualified opinion with respect to the Closing Statement.

Concurrently with their delivery of the Closing Statement to GHI, Transferors shall cause reasonable access to be granted to GHI to the work papers, schedules and other documents prepared or used by Transferors and its accountants in connection with the preparation of the Closing Statement. Transferors shall pay all fees and expenses of its accountants in connection with the preparation of the Closing Statement and the computation of Net Assets.

                 (c) Unless GHI, within 20 Business Days after receipt of the Closing Statement, gives Transferors a notice (the "Dispute Notice") (i) objecting in good faith to the Closing Statement and (ii) setting forth in reasonable detail the items being disputed and the reasons therefor, and that GHI's calculation of Net Assets as of the Closing Date is in an amount which differs from that reflected in such Closing Statement (the entire amount of such difference being hereinafter referred to as the "Adjusted Amount"), the Net Assets as set forth in the Closing Statement and the adjustment to the Cash Consideration set forth therein shall be binding and final upon the parties.
If a Dispute Notice is given by GHI, the parties shall negotiate in good faith with a view to agreeing upon the Net Assets as of the Closing Date and the corresponding amount of the adjustment required by paragraph (a) of this
Section 2.3. In addition, after receipt of a Dispute Notice, Transferors shall have the right to set forth any additional items which they have determined to be subject to dispute ("Transferors' Disputed Items"). If negotiations between GHI and Transferors fail to resolve all disputed items within 30 days after the Dispute Notice was given to Transferors, the remaining disputed items, which shall include the remaining Transferors' Disputed Items, shall be submitted to a nationally recognized firm of independent public accountants which is not affiliated with either party and is designated jointly by Transferors and GHI. After affording each of Transferors and GHI and their respective accountants the opportunity to present its position as to such determination (which opportunity shall not extend for more than 30 days from the date the independent public accountants are retained), the accounting firm selected pursuant to this paragraph shall determine the adjustment pursuant to paragraph
(a) of this Section 2.3 and such determination shall be final and binding. If a party raising a claim for an adjustment to the Cash Consideration is successful and the accounting firm selected pursuant to this paragraph agrees with each and every disputed item raised by such party and none of the disputed items raised by the other party, then all fees, costs and expenses of such accounting firm shall be borne by the other party. Otherwise, all fees, costs and expenses of such accounting firm shall be subject to pro rata allocation between the parties based on a percentage calculated by dividing the total dollar amount of all disputed items raised by a party which were not recognized by the accounting firm by the total dollar amount of all disputed items raised by such party. Notwithstanding the foregoing, to the extent that any amount of the adjustment to the Cash Consideration is not disputed, such undisputed amount shall be delivered to Transferors or GHI, as the case may be, in accordance with Section 2.3(d) below.

                 (d) The amount of any adjustment to the Cash Consideration required under this Section 2.3 shall be delivered to Transferors or GHI, as the case may be, with interest thereon (calculated on the basis of a 365 or 366-day year), from and including the Closing Date until paid at an annual rate equal to the base rate of interest of Citibank, N.A. (as such base rate is publicly announced from time to time as the base rate of such bank), at such place in the United States as the party receiving such amount shall designate in writing to the other party and shall be paid in immediately available funds within 30 days after the final determination of such adjustment.

                 2.4 Section 351 Exchange. It is the intent of the parties that the transfer of cash to GHI by the Investors pursuant to the Subscription Agreement and the transfer of the Transferred Assets to GHI by Transferors pursuant to this Agreement shall constitute mutually interdependent steps in a single plan. The obligation of Transferors to consummate the transfer of the Transferred Assets to GHI under this Agreement is subject to the transfer to GHI, on or prior to the Closing Date, of cash and notes by the Investors, in exchange for shares of Common Stock representing all of the issued and outstanding shares of Common Stock immediately following the Closing. The parties shall report such transfers in a manner consistent with Section 351 of the Code pursuant to Section 9.4(e).


                                  ARTICLE III

                                    CLOSING

                 3.1 Closing. The Closing of the transactions contemplated hereby (the "Closing") shall be held at 10:00 a.m. local time on the Closing Date at the New York offices of Weil, Gotshal & Manges, New York, New York, or at such other time, date or place as the parties hereto may otherwise agree.

                 3.2  Conveyances at Closing.

                 (a) Instruments and Possession. To effect the transfer referred to in Section 2.1 hereof, Transferors shall, on the Closing Date, execute and deliver to GHI:

                         (i) one or more special warranty deeds, in proper form for recording and mutually and reasonably acceptable to GHI and Transferors, conveying good title (other than Permissible Liens) to all Owned Real Property included in the Transferred Assets;

                        (ii) one or more Bills of Transfer and such other instruments of transfer as GHI may reasonably request to convey and vest in GHI all right, title and interest in and to the remaining Transferred Assets;

                       (iii) subject to Section 3.4(c) hereof, the Lease Assignment and Assumption Agreements with respect to the assignment of the Leases hereunder;

                        (iv) subject to Section 3.2(c), the Personal Property Lease Assignment and Assumption Agreement with respect to the assignment of the Personal Property Leases hereunder;

                         (v) subject to Section 3.2(c), the Contract Rights Assignment and Assumption Agreement with respect to the assignment of the Contract Rights hereunder;

                        (vi) the Memorandum of Agreements, Agreement and Assignment with respect to the Wagram Plant;

                       (vii) the Assignment of Trademarks with respect to the assignment of the Intellectual Property Rights hereunder;

                      (viii) such affidavits, certificates or filings as may be required to convey the Transferred Assets to GHI or as may be reasonably requested by GHI's title company and agreed to by Transferors in connection with the issuance of the title policies with respect to the Owned Real Property and Leasehold Estates, all costs, charges and premiums of which, shall be paid by GHI; and

                        (ix) physical possession and control of the Transferred Assets.

                 (b) Form of Instruments. All of the foregoing instruments shall be in form and substance, and shall be executed and delivered in a manner, reasonably satisfactory to GHI.

                 (c) Consents to Assignment. Anything in this Agreement to the contrary notwithstanding, and subject to the provisions concerning Leases and Personal Property Leases set forth in Section 3.4 hereof, this Agreement shall not constitute an assignment of, or an agreement to assign, any claim, contract, license, lease commitment, sales order, purchase order or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of the other party thereto, would constitute a breach thereof, unless and until such consent shall have been obtained. If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would affect the rights thereunder so that GHI would not receive all such rights, then, in accordance with Section 3.4(d) hereof, Transferors will thereafter take all reasonable actions in order to provide to GHI the benefits under any such claim, contract, license, lease commitment, sales order or purchase order, including, without limitation, enforcement for the benefit of GHI (at Transferors' expense) of any and all rights of Transferors against such other party thereto arising out of the breach or cancellation by such other party or otherwise; and any transfer or assignment to GHI of any property or property rights or any contract or agreement which shall require the consent or approval of any such other party shall be made subject to such consent or approval being obtained. Nothing contained in this Section shall be deemed to require Transferors to make any payments to obtain a consent or approval from any third party to the assignment by Transferors to GHI. In addition, Transferors shall not obtain any consent that will affect GHI to its economic detriment unless GHI expressly approves the obtaining of such consent.

                 3.3 Assumption Documents. Upon the terms and subject to the conditions contained herein, on the Closing Date, Transferees shall deliver to Transferors instruments of assumption evidencing Transferees' assumption, pursuant to Section 2.1(b) hereof, of the Assumed Liabilities. All such instruments shall be in form and substance, and executed in a manner, reasonably satisfactory to Transferors.

                 3.4 Other Deliveries at Closing. In addition to the foregoing matters, at the Closing:

                 (a) Memorandum of Agreements, Agreement and Assignment. GHI agrees to assume the Leases and Personal Property Leases assigned hereunder by joining with Transferors in the execution of the Lease Assignment and Assumption Agreement and the Personal Property Lease Assignment and Assumption Agreements.

                 (b) Wagram Assignment and Assumption Agreement. GHI agrees to assume the rights to the Wagram Plant assigned hereunder by joining with Transferors in the execution of the Memorandum of Agreements, Agreement and Assignment.

                 (c) Certificates; Opinions. Transferees and Transferors shall deliver the certificates, opinions and other instruments described in Articles VII and VIII hereof.

                 (d) Leases and Other Third-Party Consents. To the extent any of the Leases (other than the lease for office space located in New York
City) or any other Contract Right may not be assigned by Transferors without the written consent of the landlord, any mortgagee, lender or other third party (collectively, a "Consenting Party"), Transferors shall use their reasonable efforts to secure and deliver the required consents to GHI within 90 days after the Closing Date; provided, however, that no modification of any such Leases or Contract Right shall be made without GHI's prior written consent, which consent shall not be unreasonably withheld; provided, further, to the extent such consents are not obtained within 90 days of the Closing Date then Transferors shall have no further obligations hereunder and such Leases or Contract Rights shall be deemed to not be a part of the Transferred Assets or Assumed Liabilities; provided, further, that nothing contained in this Section shall be deemed to require Transferors to make any payments to a Consenting Party to obtain a consent or approval from any third party. GHI shall cooperate as reasonably necessary or desirable to secure the consent of any Consenting Party, including, without limitation, providing to such Consenting Party financial information, operating history and information regarding GHI's intended use or disposition of any Transferred Asset.


                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF TRANSFERORS

                 Each Transferor hereby represents and warrants to Transferees as follows:

                 4.1 Organization. Each Transferor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to carry on its business as it is now being conducted and to own, operate and lease all of its properties and assets. Carpet is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification, except where the failure so to qualify would not have a Material Adverse Effect. Subject to the lien under the Transferor Credit Agreement, JPS is the sole record and beneficial owner of all of the outstanding capital stock of Carpet.

                 4.2 Corporate Authorization. Each Transferor has all necessary corporate power and authority to enter into this Agreement and the Ancillary Agreements to which it is a party, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions described herein and therein by each of the Transferors have been duly authorized by all requisite corporate action. This Agreement and the Ancillary Agreements have been duly executed and delivered by the respective Transferors party thereto and, assuming the due execution and delivery thereof by Transferees, each is a valid and binding obligation of each such Transferor, enforceable against each such Transferor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratoriums or other similar laws now or hereafter in effect relating to creditors' rights generally and by general principles of equity (whether considered in an action at law or in equity) and the discretion of the court before which any proceeding therefor may be brought.

                 4.3  Leases.

                 (a) Real Property. To Transferors' Knowledge, Schedule 4.3(a) hereto contains a complete and correct list of all Leases. Except as set forth on Schedule 4.3(a), GHI has been provided with true, correct and complete copies of all such Leases. To Transferors' Knowledge, each Lease is in full force and effect, Carpet has received no notice of default with respect to any of the respective Leases, and there are no offsets or defenses by either landlord or tenant thereunder. To Transferors' Knowledge, there are no asserted or unasserted defaults thereunder, except for defaults of a party to any such lease which have been consented to or waived in writing by the other party thereto. To Transferors' Knowledge, except as set forth on Schedule 4.3(a), the assignment of the Leases by Transferors to GHI will not, with respect to any such Lease, (i) permit the landlord to accelerate the rent or cause the lease terms to be renegotiated,
(ii) constitute a default thereunder or (iii) require the consent of the landlord or any third party other than consents provided for on Schedule 4.11 hereto.

                 (b)      Personal Property.  To Transferors' Knowledge,
Schedule 4.3(b) hereto contains a complete and correct list of all Personal Property Leases with respect to the Business, under which (i) Carpet is the lessee and (ii) the Lease is not cancelable (without liability) within 90 days. At the request of GHI, Carpet will deliver true, correct and complete copies of such Personal Property Leases. To Transferors' Knowledge, (a) each Personal Property Lease is valid, binding and enforceable in accordance with its terms and is in full force and effect, and there are no offsets or defenses by either landlord or tenant thereunder; (b) there are no existing defaults, and no events or circumstances have occurred which, with or without notice or lapse of time or both, would constitute defaults, under any of the Personal Property Leases; and (c) the assignment of the Personal Property Leases by Transferors to GHI will not, with respect to any such Personal Property Lease, (i) permit the landlord to accelerate the rent or cause the lease terms to be renegotiated, (ii) constitute a default thereunder or (iii) require the consent of the landlord or any third party other than consents provided for on Schedule
4.11 hereto.

                 4.4 Title to Transferred Assets. To Transferors' Knowledge, except as set forth on Schedule 4.4 hereto, Carpet has title to all of the Transferred Assets other than the Wagram Plant and other than the Leasehold Estates, as to which Carpet has its rights as the lessor or lessee, as the case may be, free and clear of any Encumbrances except for Permissible Liens. To Transferors' Knowledge, the Transferred Assets include all of the assets, tangible or intangible, which are presently being used and which are required to operate the Business in the manner presently operated by Carpet.

                 4.5 Owned Real Property. Schedule 4.5 hereto contains a complete and correct list of all Owned Real Property.

                 4.6  Contracts and Commitments.  To Transferors' Knowledge,
Schedule 4.6 hereto lists all of the contracts, commitments, arrangements, licenses, obligations (including agreements for the borrowing of money or extension of credit), agreements and understandings, both oral and written, other than those relating to real estate, which are material to the conduct, operations and prospects of the Business and which are being transferred hereunder (collectively, the "Contracts"). To Transferors' Knowledge, (a) each of the Contracts is valid, binding and enforceable in accordance with its terms and is in full force and effect; (b) there are no existing defaults, and no events or circumstances have occurred which, with or without notice or lapse of time or both, would constitute defaults under any of the Contracts; and (c) the assignment of the Contracts by Transferors to GHI will not, with respect to any Contract, (i) constitute a default thereunder,
(ii) require the consent of any person or party (except as disclosed on Schedule 4.11) or (iii) affect the continuation, validity and effectiveness thereof or the terms thereof.

                 4.7 Litigation, Proceedings and Applicable Law. Except as set forth on Schedule 4.7 hereto, to Transferors' Knowledge, there are no claims, actions, suits, arbitration proceedings, inquiries, hearings, investigations or proceedings pending or threatened against or affecting Carpet, the Transferred Assets or the Business including any which, if adversely determined, would impair any of Transferors' ability to consummate the transactions contemplated hereby, or which question or challenge the validity of this Agreement or any actions to be taken by Transferors hereunder or in connection with any of the transactions contemplated hereby. Except as set forth on Schedule 4.7 hereto, to Transferors' Knowledge, Carpet is not subject to any judgment, order, writ, injunction or decree of any court or Governmental Agency, and there are no unsatisfied judgments against Carpet or the Business.

                 4.8 Compliance with Law. Except as set forth on Schedule 4.8 hereto, to Transferors' Knowledge, the Business has been operated in compliance with all applicable laws, statutes, rules, regulations, ordinances, codes, orders, licenses, permits or authorizations, as such now apply to the Business, (the "Rules"). To Transferors' Knowledge, there has been no allegation of any violation of any such Rules, and no investigation or review by a federal, state or local body or agency is pending, threatened or planned with respect to Carpet, the Transferred Assets or the Business.

                 4.9  Taxes.  Except as set forth on Schedule 4.9 hereto:

                 (a) None of the Transferred Assets is: (1) property which GHI will be required to treat as owned by another person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954 (as in effect immediately prior to the Tax Reform Act of 1986); (2) "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code; (3) property used predominantly outside the United States within the meaning of Prop. Treas. Reg. Section 1.168-2(g)(5), or (4) "tax-exempt bond financed property" within the meaning of Section 168(g)(5) of the Code.

                 (b) The Transferors are not foreign persons within the meaning of Section 1445(b)(2) of the Code.

                 4.10  No Conflict or Violation.  Except as set forth on
Schedule 4.10 hereto, neither the execution, delivery nor performance of this Agreement and the Ancillary Agreements nor the consummation of any of the transactions contemplated hereby will (a) violate or conflict with any provision of the Certificate of Incorporation or By-laws of either Transferor,
(b) result in a breach of or default (or an event which, with notice, lapse of time or both, would constitute a breach or default) under, result in the termination of, accelerate the performance required by, cause the acceleration of the maturity of any debt or obligation pursuant to, any provision of any material contract, agreement, lease, commitment, license, franchise, permit, authorization or concession to which JPS or, to Transferors' Knowledge, Carpet, is a party or bound or to which the Transferred Assets or the Business is subject, (c) conflict with or result in a violation by JPS or, to Transferors' Knowledge, Carpet, of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree, or award (or an event which with notice, lapse of time, or both, would result in any such conflict or violation) or (d) to Transferors' Knowledge, result in the creation or imposition of a lien or encumbrance on the Transferred Assets other than a Permissible Lien.

                 4.11  Consents and Approvals.  Except as set forth on Schedule
4.11 hereto and other than real property recording and filing documents normally required in connection with the conveyance of title, no notice to, consent, approval or authorization of, or declaration, filing or registration with, any Governmental Agency or any other person or entity, is required to be made or obtained by JPS or, to Transferors' Knowledge, by Carpet, in connection with the execution, delivery and performance of this Agreement or the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby.

                 4.12  Intellectual Properties.  To Transferors' Knowledge,
Schedule 4.12 sets forth all of the trademark registrations and pending applications therefor, patents and pending applications therefor, and copyright registrations and pending applications therefor in the United States and foreign countries ("Registered Intellectual Property") in which Carpet has any right, title or interest and which either have been used in connection with or relate to, the Business or the products or processes of Carpet. To Transferors' knowledge, Schedule 4.12 sets forth all unregistered trademarks and invention disclosures in which Carpet has any right, title or interest and which are material to the conduct of the Business or the manufacture, use or sale of the products or processes of Carpet. To Transferors' knowledge, no event has occurred and no fact or circumstance exists that is likely to have a Material Adverse Effect on the validity of the Registered Intellectual Property or Carpet's ownership thereof. To Transferors' Knowledge, except for the transfers contemplated by this Agreement or as otherwise set forth in Schedule
4.12 hereto, Carpet has not granted a license to, nor has an understanding with any third party and/or has entered into a written agreement, relating in whole or in part to any of the Intellectual Properties of Carpet used in connection with the Business and, to Transferors' Knowledge, there has been no assertion thereof by any person. To Transferors' Knowledge, there is no infringement or other adverse claim against the rights of Carpet with respect to any of the Intellectual Properties used or owned by Carpet in connection with the conduct of the Business.

                 4.13  Insurance.

                 (a) Schedule 4.13 hereto contains a list of all policies of title, liability, fire, workers' compensation and other forms of insurance insuring the products, properties, assets and operations of the Business. At GHI's request, Carpet will provide GHI with true, correct and complete copies of all such insurance policies. Such policies are valid, binding and enforceable in accordance with their terms, are in full force and effect, and all premiums due thereon have been paid and will be paid through the Closing. Neither JPS, nor, to Transferors' Knowledge, Carpet, has been refused any insurance by any insurance carrier with respect to the products, properties, assets or operations of the Business within the past two years.

                 (b) No notice of cancellation, termination or reduction in coverage has been received by JPS with respect to any policy listed in
Schedule 4.13 hereto.

                 4.14 Compliance with Environmental Laws. Except as set forth on Schedule 4.14 hereto and other than as not reasonably likely to have a Material Adverse Effect:

                 (a) To Transferors' Knowledge, (i) Carpet is in material compliance with all Environmental Permits necessary for Carpet to conduct the operations of the Business, (ii) there are no Legal Proceedings pending or threatened that, if adversely determined, would result in the revocation of each Environmental Permit and (iii) Carpet has not received notice from any source to the effect that there is not in existence any material Environmental Permit required for the current use or operation of the Business or the Transferred Assets.

                 (b) To Transferors' Knowledge, the operations of the Business and Carpet's operations with respect to the Transferred Assets are in material compliance with all applicable Environmental Laws.

                 (c) To Transferors' Knowledge, after diligent search, there are no leaking underground storage tanks, as defined under any Environmental Law, located within any portion of any Transferred Asset, nor have any liens been placed upon any Transferred Asset in connection with any actual or alleged liability under any Environmental Law.

                 (d) To Transferors' Knowledge, there are no Environmental Claims or Legal Proceedings under Environmental Laws pending or threatened against Carpet, as a result of Carpet's operation of the Business or ownership of the Transferred Assets.

                 (e) To Transferors' Knowledge, Carpet is not required to give notice of or record or deliver to any Governmental Agency an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the recording of any mortgage or the effectiveness of any of the transactions contemplated hereby.

                 4.15  Employee Benefit Plans.

                 (a) Schedule 4.15 sets forth a list of each employee benefit plan, policy and arrangement which covers or provides benefits to the Employees.

                 (b) Carpet has complied in all material respects with the terms of each plan, policy and arrangement set forth on Schedule 4.15 and with any applicable provisions of

ERISA and the Code.

                 4.16 Labor Relations. Except as set forth on Schedule 4.16 hereto, to Transferors' Knowledge, each Transferor does not have any obligation under, and there are no Employees covered by, any collective bargaining agreement and there are no pending or threatened strikes, work stoppages, slowdowns, material written grievances or other labor disputes with respect to individuals employed in the Business. Except as set forth on Schedule 4.16 hereto, to Transferors' Knowledge, there are no pending or threatened complaints or charges with any federal, state or local governmental agency or court with respect to any individual or group of individuals alleging employment discrimination by Carpet, or any officer, director or managing agent of Carpet. To Transferors' Knowledge, (a) no individuals employed in the Business other than those covered by the collective bargaining agreement listed in Schedule 4.16 are represented by any labor organization, and (b) no group of such individuals or labor organization with respect to such individuals have made a pending demand for recognition or have filed a petition seeking a representation proceeding with the National Labor Relations Board. Nor to Transferors' knowledge, are there any organizational efforts by or among any employees in the Business which has not yet attained the status of such demand or petition.

                 4.17 Transactions with Affiliates. Other than in the ordinary course of business or except as set forth on Schedule 4.17 hereto, since September 30, 1995 there have been, and prior to the Closing Date there will be, no transactions, agreements or arrangements between the Business and
(i) Transferors, (ii) any Affiliate of Transferors, (iii) any director or officer of any Transferor or any Affiliate of Transferors or (iv) any member of the immediate family of any individual described in clause (ii) or (iii) of this sentence. Other than in the ordinary course of business and other than payments being repaid on the Closing Date, Carpet does not owe any indebtedness to JPS.

                 4.18 Permits. Schedule 4.18 hereto sets forth a list of all Permits necessary, to Transferors' Knowledge, to conduct the Business, the dates such Permits were obtained, the date of renewals thereof and the status of each Permit. To Transferors' Knowledge, except as set forth on Schedule
4.18 there are no administrative or judicial proceedings pending or threatened which seek to revoke, cancel or declare such Permits invalid in any respect.

                 4.19 Brokers. No Person has acted directly or indirectly as a broker, finder or financial advisor for the Transferors in connection with the negotiations relating to or the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of the Transferors.

                 4.20 Investment Intent. Carpet is acquiring the Preferred Stock, the Warrant and the Promissory Note for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act") thereof. Carpet understands that the shares of Preferred Stock, the Warrant, the Warrant Stock and the Promissory Note have not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. Carpet is an "accredited investor", as such term is defined in Regulation D under the Securities Act. Carpet has no present plan or intention to distribute the Preferred Stock or the Warrant to JPS or to liquidate.

                 4.21 Subsidiary of Carpet. To Transferors' Knowledge, (a) the outstanding shares of capital stock of JPS U.K. Limited are validly issued, fully paid and non-assessable, and all such shares or other equity interests represented as being owned by Carpet are owned by it free and clear of any and all liens, claims and encumbrances, except as set forth in Schedule 4.4 hereto,
(b) there is no existing option, warrant, commitment or agreement to which JPS U.K. Limited is a party requiring, and there are no convertible securities of JPS U.K. Limited outstanding which upon conversion would require the issuance of any additional shares of capital stock or other equity interests of JPS U.K. Limited or other securities convertible into shares of capital stock or other equity interests of JPS U.K. Limited or other equity security of JPS U.K. Limited, and (c) JPS U.K. Limited is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its organization.

                                   ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF TRANSFEREES

                 Each Transferee hereby represents and warrants to Transferors as follows:

                 5.1 Organization. Each Transferee is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; each Transferee has full corporate power and authority to conduct the Business as it is now being conducted and to own and lease the Transferred Assets.

                 5.2 Corporate Authorization. Each Transferee has all necessary corporate power and authority to enter into this Agreement and the Ancillary Agreements to which it is a party, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions described herein and therein by each of the Transferees have been duly authorized by all requisite corporate action. This Agreement and the Ancillary Agreements have been duly executed and delivered by the respective Transferees party thereto and, assuming the due execution and delivery thereof by Transferors, each is a valid and binding obligation of each such Transferee, enforceable against each such Transferee in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization or other similar laws now or hereafter in effect relating to creditors' rights generally and by general principles of equity (whether considered in an action at law or in equity) and the discretion of the court before which any proceeding therefor may be brought.

                 5.3  No Conflict or Violation.  Except as set forth on
Schedule 5.3 hereto, neither the execution, delivery nor performance of this Agreement or any of the transactions contemplated hereby will 1. violate or conflict with any provision of the Certificate of Incorporation or By-laws of either Transferee, 2. result in a breach of or a default under any provision of any contract, agreement, lease, commitment, license, franchise, permit, authorization or concession to which either Transferee is a party or bound or to which any property or asset of either Transferee is subject or an event which with notice, lapse of time, or both, would result in any such breach or default, or (c) result in a violation by Transferees of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree, or award, or an event which with notice, lapse of time, or both, would result in any such violation, which breach, default or violation would have a material adverse effect on Transferees' ability to consummate the transactions contemplated hereby.

                 5.4  Consents and Approvals.  Except as set forth on Schedule
5.4 and other than real property recording and filing documents required in connection with the conveyance of title, no consent, approval or authorization of or declaration, filing or registration with any Governmental Agency, or any other person or entity, is required to be made or obtained by Transferees in connection with the execution, delivery and performance of this Agreement or the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby.

                 5.5 Litigation. Except as set forth on Schedule 5.5 hereto, there is no claim, action, suit, proceeding or governmental investigation against Transferees or any of Transferees' subsidiaries which a. seeks to restrain or enjoin the consummation of the transactions contemplated hereby or
b. if adversely determined, could be expected to have a material adverse effect on the ability of Transferees to consummate the transactions contemplated by this Agreement. Except as set forth on Schedule 5.5, neither Transferee is in violation of any term of any judgment, decree, injunction or order outstanding against it, which violation could reasonably be expected to have a material adverse effect on the ability of Transferees to consummate the transactions contemplated hereby.

                 5.6  Capitalization.

                 (a) The authorized capital stock of GHI consists of 1,400,000 shares of Common Stock and 100,000 shares of preferred stock. After giving effect to the transactions contemplated hereby and by the Subscription Agreements, there will be 592,105 shares of Common Stock issued and outstanding and 5,000 shares of Preferred Stock issued and outstanding. Such shares of Common Stock have been duly authorized for issuance and when issued in accordance with the Subscription Agreements, will be validly issued, fully paid and non-assessable. Such shares of Preferred Stock have been duly authorized for issuance and, when issued in accordance with this Agreement and the Certificate of Designations, will be validly issued, fully paid and non-assessable. The shares of Warrant Stock have been duly authorized, and when issued in accordance with the Warrant, will be validly issued, fully paid and non-assessable.

                 (b) Except for the Warrant, and pursuant to the Stockholders' Agreement, there is no existing option, warrant, call, right, commitment or other agreement of any character to which either Transferee is a party requiring, and there are no securities of either Transferee outstanding which upon conversion or exchange would require, the issuance, sale or transfer of any additional shares of capital stock or other equity securities of such Transferee or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase shares of capital stock or other equity securities of such Transferee. None of the capital stock of GCI, the Common Stock, the Preferred Stock, the Warrant or the Warrant Stock is the subject of any voting trust or other voting agreement or to any agreement relating to the issuance, sale, redemption, transfer or other disposition of the capital stock of either Transferee, except for (A) with respect to the capital stock of GCI, pursuant to the GCI Loan and Security Agreement and the GHI Pledge Agreement, and (B) with respect to the Common Stock, the Preferred Stock, the Warrant and the Warrant Stock, pursuant to the Promissory Note and the Stockholders' Agreement.

                 5.7 Brokers. No Person has acted directly or indirectly as a broker, finder or financial advisor for the Transferees in connection with the negotiations relating to or the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of the Transferees.

                 5.8 Subscription Agreements. GHI and the Investors have executed the Subscription Agreements pursuant to which the Investors will acquire all of the shares of Common Stock in exchange for cash and promissory notes in an aggregate amount equal to $236,000.

                                   ARTICLE VI

                    COVENANTS OF TRANSFERORS AND TRANSFEREES

                 Transferors and Transferees each covenant with the other as follows:

                 6.1 Maintenance of Carpet and the Business Prior to Closing. Unless otherwise consented to in writing by GHI, from the date hereof until the Closing, Transferors shall:

                 (a) carry on the Business in the ordinary course in accordance with past practice and not take any action inconsistent therewith or with the consummation of the transactions contemplated hereby;

                 (b) except as set forth on Schedule 6.1, use their best efforts to keep available generally the services of the present officers and employees of Carpet, and preserve generally the present relationships with persons having business dealings with Carpet and the Business;

                 (c) maintain all of the Transferred Assets in good repair, order and condition (except for ordinary wear and tear);

                 (d) maintain the books, accounts and records in the ordinary course consistent with past practice, and comply in all material respects with all laws applicable to Carpet and to the conduct of the Business;

                 (e) not change or enter into any agreement to change the character of the Business, without the prior consent of GHI;

                 (f) not enter into any employment contract with any executive officer of Carpet or make any loan to, or enter into any material transaction of any other nature with, any executive officer of Carpet;

                 (g) not sell or transfer any of the Transferred Assets, except inventory in the ordinary course of business, and maintain Inventory at levels consistent with past practice;

                 (h) not terminate or modify any lease, license, permit, contract or other agreement included in the Transferred Assets in a manner materially adverse to the Business;

                 (i) other than in accordance with the Transferor Credit Agreement, not release, waive, sell or assign any debts, claims, rights or other intangible rights included in the Transferred Assets;

                 (j) keep in full force and effect the insurance described in Section 4.13; provided, however, that Transferors may cancel such insurance arrangements and enter into other insurance arrangements so long as they maintain insurance in such amounts and of such kinds as is comparable to that in effect on the date hereof (with insurers of comparable financial condition);

                 (k) perform all of its obligations under all Contracts, Leases and Personal Property Leases, except for such non-performance as is contested by Transferors in good faith, and not amend, alter or modify any provision thereof; and

                 (l) promptly advise GHI of the occurrence of any event or circumstance which affects the consummation of the transactions contemplated by this Agreement or which, if in existence on the date of this Agreement, would have constituted a breach of Transferors' representations and warranties made by Transferors in this Agreement (unless disclosed in a Schedule to this Agreement).

                 6.2 Consents. GHI and Transferors, as applicable, will take all reasonable action required hereunder to obtain all applicable Permits, consents, approvals and agreements of, and to give all notices and make all filings with, public and governmental authorities and third parties (at such time as the parties mutually determine) as may be necessary to authorize, approve or permit the full and complete sale, conveyance, assignment and transfer of the Transferred Assets to GHI; provided, however, nothing contained in this Section shall be deemed to require either party to make any payments to obtain a consent or approval from any third party.

                 6.3 Employees. (a) Employment. Effective as of the Closing Date, Transferees shall offer employment to the Employees other than those employees listed in Schedule 6.1 hereto and shall provide such employees who accept such employment with Transferees with a comparable position and at the same level of wages and/or salary together with a substantially similar benefit program asprovided by Transferors immediately prior to the Closing Date (except that Transferees shall not provide such employees with a defined benefit pension plan and an employer matching contribution under its 401(k) plan as discussed in Section 6.3(d) below). As of the Closing Date, Transferees shall assume responsibility for payment of severance benefits to (i) any Transferred Employees terminated on or after the Closing Date, (ii) any Employees who are not offered employment with Transferees, and (iii) any former employees of the Business terminated prior to the Closing Date to the extent any severance benefits remain payable to such former employees after the Closing Date. However, nothing in this paragraph shall restrict Transferees from changing the terms and conditions of employment of any Transferred Employee or of any benefit program maintained for the benefit of the Transferred Employees or the Covered Employees after the Closing Date, provided that such change is not prohibited by (i) any other agreement assumed under this Agreement or (ii) any applicable law.

                 (b) Health and Welfare Plan Coverage. Effective as of the Closing Date, Transferees shall provide to any eligible Covered Employee group health and welfare coverage that contains no (i) pre-existing condition exclusions or limitations or (ii) eligibility waiting periods, applicable to Covered Employees or their dependents other than any limitations or waiting periods that are already in effect and have not been satisfied with respect to such employees or their eligible dependents prior to the Closing Date. Transferees shall assume and be responsible for all unpaid liabilities incurred on or prior to the Closing Date by a Covered Employee (or an eligible dependent thereof) under either Transferors' group health and welfare plans. As of the Closing Date, all unpaid liabilities accrued on or prior to the Closing Date under Transferors' post-retirement group health and life insurance plans with respect to the Covered Employees shall be reflected in the Closing Statement in accordance with SFAS No. 106 for purposes of determining the Consideration adjustments set forth in Section 2.3 hereof. If an event causing a Covered Employee to be eligible for health care benefits under Part 6 of Title I of ERISA, 29 U.S.C. Section Section 1161 et. seq., as amended ("COBRA"), occurs after the Closing Date, the Transferees will be obligated to provide such health care benefits. If a Covered Employee (or an eligible dependent thereof) is eligible for health care benefits under COBRA on or prior to the Closing Date, the remaining portion of any such coverage will be provided under Transferees' health care plan.

                 (c) Pension Benefits. Transferors shall cause the Retirement Pension Plan for Employees of JPS Textile Group, Inc. (the "Textile Plan") to be amended to provide that Transferred Employees who accept such employment with

Transferees will receive, for vesting purposes only, credit for their years of continuous service with the Transferees and any of its Affiliates after the Closing Date or, to the extent required by law, Transferors shall cause the Textile Plan to be amended to provide such employees with full vesting as of the Closing Date.

                 (d) Savings Plan. Effective as of the Closing, the Transferred Employees shall continue, or be eligible, to participate in the Amended and Restated Savings, Investment and Profit Sharing Plan of JPS Textile Group, Inc. ("Transferors' Savings Plan") under the terms and conditions of Transferors' Savings Plan, except that no matching contribution will be made by Transferees (i) for any pay period beginning after the Closing Date with respect to employees paid on an hourly basis and (ii) for any pay period ending after the Closing Date with respect to employees paid on a salaried basis. As soon as practical but in no event later than one year following the Closing, Transferees shall establish or provide a tax-qualified savings plan ("Transferees' Savings Plan") for the benefit of the Transferred Employees with substantially similar features as are provided under Transferors' Savings Plan (other than with respect to the employer matching contribution). As soon as practical but in no event later than one year following the Closing and the establishment of Transferees' Savings Plan and in conjunction with the transfer of assets provided for below, Transferor shall take all reasonable actions in order to obtain the agreement of the administrator/recordkeeper of Transferors' Savings Plan to separately provide administrative and recordkeeping services for Transferors' Savings Plan and Transferees' Savings Plan (the "Conversion"). Transferees' Savings Plan shall expressly provide that Transferred Employees who were participants in Transferors' Savings Plan immediately prior to the Conversion shall participate in Transferees' Savings Plan as of the date of the Conversion and that all Transferred Employees will have their service with Transferors and their Affiliates recognized under Transferees' Savings Plan for eligibility, vesting and any other purpose for which service is taken into account under Transferors' Savings Plan. Transferors shall cause the accounts of any current or former employee of the Business who participates in Transferors' Savings Plan to be valued according to the normal business practices of the trustee of Transferors' Savings Plan on account of the Conversion. As of such valuation date, assets equal in value to the amount credited to each such employee's account under Transferors' Savings Plan will be transferred to the trust maintained under Transferees' Savings Plan; provided, however, that

Transferees provide to Transferors a determination letter or an opinion of counsel reasonably acceptable to the Transferors that such trust and each plan associated therewith is qualified as to form under Sections 401(a) and 501(a) of the Code. At the time of the transfer, Transferors and Transferees shall confer and agree on the division and allocation of any assets not evidenced by shares in a mutual fund, such as any separate guaranteed investment contracts. As of such transfer date, Transferees shall be liable for the payment of the benefits accrued by and transferred in respect of any current or former employee of the Business who participated in Transferors' Savings Plan and who was effected by such transfer. Any employee of the Business whose employment terminated prior to the Closing Date and to whom severance benefits are paid on or after the Closing Date shall be entitled to receive as soon as practicable a payment equal to the amount of the employer matching contribution that would have been made to such employee's account under the Transferors' Savings Plan based upon the employee's salary deferral election in effect as of the Closing Date applied to the severance pay payable to such employee after the Closing Date, as if the employee had not terminated employment.

                 (e) Flex Plans. Effective as of the Closing Date, Transferees will establish a Code Section 125 flexible benefits program ("Transferees' FSA") providing benefits that are the same as those available under the JPS Textile Group, Inc. Flexible Benefits Program ("Transferors' FSA"). Effective as of the Closing Date, Transferees shall assume all obligations to pay all unpaid claims of the Employees and Covered Employees participating in Transferors' FSA as of the Closing Date. Each Employee and Covered Employee shall be credited as of the Closing Date under Transferees' FSA with the remaining amounts available for reimbursement for each elected benefit equal to such remaining amounts as were credited under Transferors' FSA with respect to such person immediately prior to the Closing Date. The Transferees shall give effect under Transferees' FSA to calendar year 1995 salary reduction elections made by Transferred Employees with respect to Transferors' FSA and no new benefit elections for 1995 will be allowed to the Transferred Employees except as otherwise provided by Transferees' FSA in the event of a change in family status. The Closing Statement shall reflect, (i) as a credit to the Transferors, the excess, if any, of (A) the aggregate claims paid under Transferors' FSA to Employees and Covered Employees from January 1, 1995 through the Closing Date over (B) the aggregate amount of payroll withholding related to Transferors' FSA with respect to such persons during such period, and (ii) as a credit to the Transferees, the excess, if any, of (A) the aggregate amount of payroll withholding related to Transferors' FSA with respect to Employees and Covered Employees from January 1, 1995 through the Closing Date over (B) the aggregate claims paid under Transferors' FSA to such persons during such period.

                 (f) Nothing herein expressed or implied shall confer upon any Transferred Employee, Covered Employee or other current or former employee of Transferors or Transferees, or legal representative thereof, any rights or remedies, including, without limitation, any right to employment for any specified period, of any nature or kind whatsoever, under or by reason of this Agreement. Neither the establishment of the Transferees' Savings Plan, any welfare or fringe benefit plan nor any employment policy or practice shall be construed as giving any employee or any other person any legal or equitable right against the Transferee, or any officer or employee thereof, or its Board of Directors. Under no circumstances shall the terms of this Agreement or any plan, policy or practice adopted by the Transferee pursuant to this Agreement constitute a contract for continuing employment or in any manner obligate the Transferee to continue or discontinue the employment of any employee.

                 (g) Transferees shall provide Transferors with a list of each Transferred Employee who terminated employment with the Transferees during the calendar year, including such employee's name, social security number and hours of service with the Transferees during such calendar year upon Transferors' request in accordance with Section 9.1, (i) within sixty (60) days following the end of each of the next five calendar years or (ii) in connection with the confirmation of the termination of employment of a Transferred Employee.

                 (h) Transferors shall indemnify and hold harmless Transferees and their respective successors and assigns from and against any and all Damages (as hereinafter defined), incurred in connection with, arising out of, or with respect to, the compliance of Transferors' Savings Plan with the applicable provisions of the Code, other than with respect to any non-compliance as a result of any act or omission on the part of the Business (including any individual with respect thereto).

                 6.4 Name. From and after the Closing Date and consistent with the terms hereof, GHI shall possess, to the exclusion of Transferors and its Affiliates, all rights to the use of the names or marks listed on Schedule 4.12 hereto, and all logos listed on Schedule 4.12 hereto in connection with the business of manufacturing and distributing the products currently manufactured and distributed by Carpet.

                 6.5 Further Assurances; Cooperation and Assistance. From time to time, at GHI's reasonable request, Transferors will (and will cause their officers, directors, employees, affiliates and agents to) execute and deliver such other instruments of conveyance and transfer and take such other actions as GHI may reasonably request in order to (i) perfect and record, if necessary, the sale, assignment, conveyance, transfer, and delivery to GHI of the Transferred Assets and (ii) convey, transfer to and vest in GHI and to put GHI in possession and operating control of all or any part of the Transferred Assets, including, without limitation, cooperating with and assisting GHI in the prosecution of any claims and in the collection or reduction to possession of accounts receivable and all the other Transferred Assets. Transferors hereby agree that all out-of-pocket expenses incurred in connection with the matters set forth in clause (ii) above shall be borne by them, and all other costs incurred in clauses (i) and (ii) shall be borne by GHI.

                 6.6  Nondisclosure.  (a)      From and after the Closing Date,
Transferors will not use, divulge, furnish or make accessible to anyone any knowledge or information with respect to confidential or secret processes, inventions, discoveries, improvements, formulae, plans, material, devices or ideas or know-how, whether patentable or not, with respect to any proprietary, material non-public, confidential or secret aspects of the Business (including, without limitation, customer lists, supplier lists and pricing and marketing arrangements with customers or suppliers) and Transferors will cooperate reasonably with GHI in preserving such proprietary, confidential or secret aspects of the Business; provided, however, that nothing herein shall prohibit Transferors from (i) complying with any order or decree of any court of competent jurisdiction or governmental authority, but Transferors will give GHI timely notice of the receipt of any such order or decree, or (ii) disclosing such information to the extent necessary to the lenders under the Transferor Credit Agreement, as it relates to the Business, and provided, further, that the foregoing provision shall not apply to any information which is or becomes generally available to the public through no breach of this Agreement.

                 (b) Prior to the Closing Date, Transferors shall cause to be delivered to GHI a list of all confidentiality agreements entered into by any of the Transferors with any third party, pursuant to which confidential or proprietary information relating to the Business was provided to a third party. After the Closing Date, upon the request of GHI, Transferors shall (i) cooperate with GHI, at GHI's request, in enforcing the terms of such confidentiality agreements, and (ii) to the extent any of such confidentiality agreements are assignable by Transferors thereunder, assign all of Transferors' rights to GHI.

                 6.7  Non-Competition.  (a)      Except as set forth in
Schedule 6.7(a), Transferors agree that for three (3) years from and after the Closing Date, JPS and its subsidiaries shall not engage in the United States, the United Kingdom and Canada in any business in direct or indirect competition with the Business, or own stock or otherwise have an interest in or be affiliated with, any person, corporation, firm, partnership or other entity engaged in such business (except as a passive stockholder holding less than 5% of the stock of a publicly-owned corporation and except for stock in GHI held by either Transferor or by any Subsidiary of JPS).

                 (b)      None of the Transferors will, for a period of three
(3) years from the Closing Date, solicit for hire any of the persons listed as "Key Employees" in Schedule 6.7(b), without the prior written consent of GHI.

                 (c) Transferors agree that a violation or threatened violation of Section 6.7(a) or 6.7(b) will cause irreparable injury to GHI, and GHI will be entitled, without limiting or waiving any other rights and remedies it may have at law or in equity, to immediate injunctive relief enjoining and restraining Transferors from doing or continuing to do any such act and any other violations or threatened violations of Section 6.7 hereof. The Transferors acknowledge and agree that there is no adequate remedy at law for such breach or threatened breach and, in the event that any proceeding is brought seeking injunctive relief, agree not to use as a defense thereto that there is an adequate remedy at law.

                 (d) Transferors acknowledge and agree that the covenants set forth in this Section 6.7 are reasonable and valid in geographical and temporal scope and in all other respects. If any of such covenants are found to be invalid or unenforceable by a final determination of a court of competent jurisdiction (i) the remaining terms and provisions hereof shall be unimpaired and (ii) the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision. In the event that, notwithstanding the first sentence of this paragraph (d), any of the provisions of this Section
6.7 relating to the geographic or temporal scope of the covenants contained therein or the nature of the business restricted thereby shall be declared by a court of competent jurisdiction to exceed the maximum restrictiveness such court deems enforceable, such provision shall be deemed to be replaced herein by the maximum restriction deemed enforceable by such court.

                 6.8 Sums Received in Respect of Business. Transferors shall pay or cause to be paid over to GHI, promptly after the receipt thereof after the Closing Date, all sums received in respect or on account of the Transferred Assets or Business other than the consideration received by Transferors as set forth in Section 2.2 hereof and other than any sums received in respect of the Excluded Assets.

                 6.9 Access and Information. Each of the Transferors shall afford to Transferees and to Transferees' accountants, counsel and other representatives full access during normal business hours (and at such other times as the parties may mutually agree) throughout the period prior to the Closing Date to all of its properties, books, contracts, commitments, records and personnel and, during such period, Transferors shall furnish promptly to Transferees (i) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal or state securities laws, and (ii) all other information concerning its business, properties and personnel as the other may reasonably request. Transferees shall hold, and shall cause their employees and agents to hold, in confidence all such information in accordance with the terms of this Agreement.

                 6.10 Form W-2, Etc. Transferees shall use the "Alternative Procedure" provided in Section 5 of Revenue Procedure 84-77 with respect to filing and furnishing Internal Revenue Service Forms W-2, W-3 and 941 for the 1995 calendar year. Under such "Alternative Procedure", (i) Transferors and Transferees each shall report on a predecessor-successor basis as set forth in such Revenue Procedure, (ii) Transferors shall be relieved from furnishing Forms W-2 to employees of Transferors that become employees of Transferees and (iii) Transferees shall assume the obligations of Transferors to furnish such Forms W-2 to such employees for the full 1995 calendar year. Transferees also shall use such similar procedures and make similar elections under state or local tax laws. Transferees shall be responsible for filing and furnishing Internal Revenue Service Forms W-2, W-3 and 941 for the 1995 calendar year.

                 6.11 No Other Solicitations. Until the earlier of the Closing or the termination of this Agreement, Transferors and their respective management and representatives shall not solicit or encourage any offer, proposal or inquiry from, or engage in any discussion or negotiations with, any person regarding the sale or lease of the Transferred Assets, the Business or the stock of Carpet except as contemplated hereby.

                 6.12 Insurance. Transferors shall leave in effect all insurance for a period of five (5) years from the Closing Date which insurance was in effect at the time immediately prior to the Closing Date in respect of risks and losses relating to the conduct of the Business, prior to the Closing Date. Subsequent to such period, Transferors shall not surrender, terminate, or otherwise transfer such insurance without first providing GHI with a right of first refusal, to the extent Transferors are not prohibited by such insurance policy to grant such a right. To the extent permitted by applicable contract and law, Transferors shall assign such insurance policies, and/or all claims and other rights to enforce or assure insurance coverage to GHI. In addition, Transferors shall, and shall cause their respective officers, directors, employees, and agents to cooperate with GHI in adjusting any claim and take such further actions as GHI may reasonably request in order to secure the benefit of Transferors' insurance with respect to the Business.


                                  ARTICLE VII

                     CONDITIONS TO TRANSFERORS' OBLIGATIONS

                 The obligations of Transferors to consummate the transactions provided for hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

                 7.1 Representations, Warranties and Covenants. All representations and warranties of Transferees contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except as affected by the transactions contemplated hereby, and each Transferee shall have performed in all material respects all covenants and conditions contained in this Agreement to be performed or complied with by it prior to or on the Closing Date.

                 7.2 Certificates. Transferees shall have furnished Transferors with such certificates, dated the Closing Date, of Transferees' officers to evidence compliance with the conditions set forth in Section 7.1.

                 7.3 Corporate Documents. Transferors shall have received from each Transferee certified copies of the resolutions duly adopted by the respective boards of directors of Transferees approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and such resolutions shall be in full force and effect as of the Closing Date.

                 7.4 Legal Opinion. Transferors shall have received the opinion of Womble Carlyle Sandridge & Rice, PLLC, counsel to Transferees, substantially in the form of Exhibit I hereto.

                 7.5 Consents. All consents, authorizations, approvals and waivers from governmental authorities, stockholders or other parties required by law, by Transferors' respective certificates of incorporation or by-laws, or pursuant to the Transferor Credit Agreement, or specified on Schedule 4.11 which are necessary for Transferors to consummate the transactions contemplated hereby shall have been obtained.

                 7.6 No Governmental Proceedings or Litigation. No suit, action, investigation or other proceeding by any governmental authority or other person or any other legal or administrative proceeding shall have been instituted or threatened which would make illegal, or prevent, or question the validity or legality of, the transactions contemplated hereby or which seeks material damages in respect thereof.

                 7.7 Solvency Opinions. JPS shall have received a duly executed opinion from Houlihan, Lokey, Howard & Zukin to the effect that, upon consummation of the transactions contemplated hereby, the fair value of Transferees' assets will exceed the sum of their stated and contingent liabilities.

                 7.8 Subscription Agreements. The Investors shall have transferred to GHI an amount in cash and promissory notes in an aggregate amount equal to $236,000 in exchange for shares of Common Stock representing all of the issued and outstanding shares of Common Stock immediately following the Closing.


                                  ARTICLE VIII

                     CONDITIONS TO TRANSFEREES' OBLIGATIONS

                 The obligations of Transferees to consummate the transactions provided for hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

                 8.1 Representations, Warranties and Covenants. The representations and warranties of Transferors contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, and Transferors shall have performed in all material respects all covenants and conditions contained in this Agreement to be performed or complied with by them prior to or on the Closing Date.

                 8.2 Certificates. Transferors shall have furnished Transferees with such certificates, dated the Closing Date, of Transferors' officers, directors and others to evidence compliance with the conditions set forth in this Article VIII as may be reasonably requested by Transferees.

                 8.3 Section 1445 Certificate. Each Transferor shall have furnished GHI with an affidavit, in a form reasonably satisfactory to GHI, that such Transferor is not a foreign person within the meaning of Section 1445 of the Code, which affidavit shall set forth all information required by, and otherwise be executed in accordance with, Treasury Regulation Section 1.1445-2(b).

                 8.4 Corporate Documents. Transferees shall have received from Transferors certified copies of the resolutions duly adopted by the respective boards of directors of Transferors and sole stockholder of Carpet approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

                 8.5 Legal Opinion. Transferees shall have received the opinion of Weil, Gotshal & Manges, counsel for the Transferors, substantially in the form of Exhibit J hereto.

                 8.6 Consents. All consents, authorizations, approvals and waivers from governmental authorities, stockholders or other parties required by law or by Transferees' respective certificates of incorporation or by-laws which are necessary for Transferees to consummate the transactions contemplated hereby which are listed on Schedule 8.6 hereto shall have been obtained.

                 8.7 No Governmental Proceedings or Litigation. No suit, action, investigation or other proceeding by any governmental authority or other person or any other legal or administrative proceeding shall have been instituted or threatened which would make illegal, or prevent, or question the validity or legality of, the transactions contemplated hereby or which seeks material damages in respect thereof.

                 8.8 Financing; Consents. Transferees shall have entered into financing arrangements providing for financing sufficient to complete the transactions contemplated by this Agreement, on terms and conditions reasonably satisfactory to Transferees. All consents, authorizations, approvals and waivers listed on Schedule 8.6 shall have been obtained.


                                   ARTICLE IX

                 CERTAIN ACTIONS BY TRANSFERORS AND TRANSFEREES
                               AFTER THE CLOSING

                 9.1 Books and Records. Each party agrees that it will cooperate with and make available to the other party, subject to Section 10.11 hereof, during normal business hours, all Books and Records, information and employees (without substantial disruption of employment) retained and remaining in existence after the Closing Date which are necessary or useful in connection with any Tax inquiry, investigation or dispute, any litigation or investigation or any other matter requiring any such Books and Records, information or employees for any reasonable business purpose. The party requesting any such Books and Records, information or employees shall bear all of the out-of-pocket costs and expenses (including, without limitation, attorneys' fees) reasonably incurred in connection with providing such Books and Records, information or employees. Transferors may require certain financial information relating to Carpet for periods prior to the Closing Date for the purpose of filing federal, state, local and foreign tax returns and other governmental reports, and Transferees agree to furnish such information to Transferors upon reasonable request.

                 9.2  Indemnifications.

                 (a) By Transferors. If the Closing shall occur, Transferors shall jointly and severally indemnify and hold harmless Transferees (and, in the case of subparagraph (iv) below, Congress Financial Corporation ("Congress")) and their respective officers, directors, agents, stockholders, affiliates, successors and assigns from and against any and all demands, claims, actions or causes of action, assessments, deficiencies, damages, losses, liabilities, obligations, penalties, fines, costs and expenses (including, without limitation, reasonable expenses of investigation and attorneys' fees and expenses in connection with any action, suit or proceeding or investigation brought against an indemnified party) (herein, the "Damages"), incurred in connection with or arising out of or resulting from (i) any breach of or inaccuracy in any representation or warranty made by Transferors pursuant to this Agreement and/or the Ancillary Agreements; (ii) the failure of Transferors to comply with any of the covenants, agreements or conditions contained in this Agreement or the Ancillary Agreements which are required to be performed by Transferors; (iii) the failure by Transferors to pay any liability other than an Assumed Liability and (iv) any claim made against Transferees resulting from the waiver of compliance, or the non-compliance, with any applicable bulk transfer or bulk sales statutes (excluding the Assumed Liabilities); provided, however, that the indemnification granted by Transferors directly to Congress in respect of subparagraph (iv) above shall be subject to any defenses, but shall not be subject to any contractual or common law right of set-off, counterclaim or recoupment, that Transferors have or may have against Transferees.

                 (b) By Transferees. If the Closing shall occur, Transferees shall indemnify and hold harmless Transferors and their respective successors and assigns from and against any and all Damages incurred in connection with or arising out of or resulting from (i) any breach of or inaccuracy in any representation or warranty made by Transferees pursuant to this Agreement and/or the Ancillary Agreements; (ii) the failure of Transferees to comply with any of the covenants, agreements or conditions contained in this Agreement or in any of the Ancillary Agreements which are required to be performed by Transferees; (iii) any Assumed Liability; and (iv) the operation of the Business (other than with respect to the Excluded Assets or any liabilities which are not Assumed Liabilities) from and after the Closing Date.

                 (c) Claims by Third Parties. Promptly after receipt by an indemnified party of written notice of the commencement of any investigation, claim, proceeding or other action in respect of which indemnity may be sought from the indemnitor (an "Action"), such indemnified party shall notify the indemnitor in writing of the commencement of such Action; but the omission to so notify the indemnitor shall not relieve it from any liability that it may otherwise have to such indemnified party, except to the extent that the indemnitor is materially prejudiced or forfeits substantive rights or defenses as a result of such failure. In connection with any Action in which indemnitor and any indemnified party are parties, the indemnitor shall be entitled to participate therein, and may assume the defense thereof. Notwithstanding the assumption of the defense of any such Action by the indemnitor, each indemnified party shall have the right to employ separate counsel and to participate in the defense of such Action, and the indemnitor shall bear the reasonable fees, costs and expenses of such separate counsel to such indemnified party if: (a) the indemnitor shall have agreed to the retention of such separate counsel, (b) the defendants in, or target of, any such Action include more than one indemnified party or both an indemnified party and the indemnitor, and the indemnified party shall have reasonably concluded that representation of such indemnified party and the indemnitor by the same counsel would be inappropriate due to actual or, as reasonably determined by such indemnified party's counsel, potential differing interests between them in the conduct of the defense of such Action, or if there may be legal defenses available to such indemnified party that are different from or additional to those available to the other indemnified party or to the indemnitor, or (c) the indemnitor shall have failed to employ counsel reasonably satisfactory to such indemnified party within a reasonable period of time after notice of the institution of such Action. If such indemnified party retains separate counsel in cases other than as described in clauses (a), (b) or (c) above, such counsel shall be retained at the expense of such indemnified party. Except as provided above, it is hereby agreed and understood that the indemnitor shall not, in connection with any Action in the same jurisdiction, be liable for the fees and expenses of more than one counsel for all such indemnified parties (together with appropriate local counsel). The party from whom indemnification is sought shall not, without the written consent of the party seeking indemnification (which consent shall not be unreasonably withheld), settle or compromise any claim or consent to entry of any judgment that does not include an unconditional release of the party seeking indemnification from all liabilities with respect to such claim.

                 (d) Other Claims. In the event one party hereunder should have a claim for indemnification that does not involve a claim or demand being asserted by a third party, the party seeking indemnification shall promptly send notice of such claim to the party from whom indemnification is sought. If the latter disputes such claim, such dispute shall be resolved by agreement of the parties.

                 (e) Limitations on Indemnification. Notwith-standing any other provision of this Agreement, none of the parties hereto shall be entitled to indemnification pursuant to this Section 9.2 for any Damages arising out of the breach of any representation, warranty, covenant or agreement made by the other party in this Agreement except as follows: (i) with respect to any Damages resulting from a breach of any of the covenants, representations and warranties by either party hereto, the other party hereto (an "Indemnitee") shall be entitled to indemnification for only those Damages which arise out of such breach and are in excess of $750,000 in the aggregate (it being agreed that such Indemnitee shall bear the first $750,000 of Damages arising from such breaches or alleged breaches); provided, however, that such limitations in this clause (i) shall not apply to (A) Damages resulting from a breach of Sections 4.2, 4.19, 5.2 or 5.7 and (B) Damages resulting from Liabilities other than the Assumed Liabilities; and (ii) unless the party seeking such indemnification shall make its claim therefor on or prior to the date on which the relevant representation or warranty shall expire pursuant to Section 10.2, except that if a claim arises under a representation or warranty and a notice of such claim is given prior to the expiration of the survival period, then such representation or warranty shall not terminate with respect to such claim until indemnification thereof (if any is owing) shall have been made in accordance with the provisions of this Agreement. In no event will either party be liable under or with respect to this Agreement for any Damages or any portion of any Damages arising out of the breach of any representation or warranty in excess of the sum of, on the date of determination: (i) the Cash Consideration (subject to adjustment in accordance with Section 2.3 hereof), (ii) any payments of principal actually made on the Promissory Note, and (iii) any payments actually made in whole or partial redemption of the Preferred Stock.

                 (f) Subject to the provisions of Section 6.7(c), each party hereto acknowledges and agrees that, after the Closing Date, its sole and exclusive legal remedy with respect to any and all claims relating to or arising out of a breach of any representation, warranty, covenant or agreement made by the other party in this Agreement shall be pursuant to the indemnification provisions set forth in this Section 9.2.

                 (g)      In calculating any amounts payable pursuant to this
Section 9.2 or Section 9.4 by the Transferors or the Transferees, as the case may be, such amounts shall be reduced by (i) any tax benefit actually realized by the Indemnified Party as a result of the facts giving rise to the claim for indemnification and (ii) any insurance recoveries received by the Indemnified Party. All amounts paid pursuant to this Section 9.2 or Section 9.4 by one party to another party shall be treated by such parties as an adjustment to the Consideration for the Transferred Assets.

                 9.3 Bulk Sales. Transferees waive compliance by Transferors with any applicable bulk sales statutes.


                 9.4  Tax Matters.  (a)      Transferors and Transferees shall
cooperate fully with each other and make available or cause to be made available to each other in a timely fashion such tax data, prior tax returns and filings and other information as may be reasonably required for the preparation by Transferees or Transferors of any tax returns, elections, consents, certificates or other documents required to be prepared or filed by Transferees or Transferors and any audit or other examination by any taxing authority, or judicial or administrative proceeding relating to liability for Taxes. Transferees and Transferors will each retain and provide to the other party all records and other information which may be relevant to any such tax return, document, audit or examination, proceeding or determination, and will each provide the other party with any final determination of any such audit or examination, proceeding or determination that affects any amount required to be shown on any tax return of the other party for any period. Transferees will retain copies of all tax returns, supporting work schedules and other records relating to tax periods or portions thereof ending prior to or on the Closing Date.

                 (b) Transferees shall cause to be prepared and Transferors, upon timely receipt from Transferees and after review thereof (or Transferees, with the consent and due authorization of Transferors), shall cause to be timely filed with payment of all Taxes due (as provided by Transferees) all required Tax returns relating to Taxes assumed by Transferees, but imposed on Transferors, for any period which ends on or before the Closing Date for which returns shall not have been filed as of the Closing Date. Not later than five days before the due date for payment of Taxes with respect to such Tax returns to be filed by Transferors, Transferees shall deliver to Transferors checks payable to the applicable taxing authorities in an amount equal to the Taxes shown due on such returns. Transferees acknowledge and agree that they may be required to pay additional amounts in respect of such assumed Taxes in the event any such Tax liability is adjusted by reason of an audit (or any administrative or judicial proceeding) or the filing of an amended return.

                 (c) Any sales, recording, transfer, use or other similar taxes or fees imposed as a result of the transfer of the Business to GHI pursuant to this Agreement shall be paid by Transferors. At the Closing, Carpet and GHI shall deliver to each other such properly completed resale exemption certificates and other similar certificates or instruments as are necessary to claim available exemptions from the payment of sales, transfer, use or other similar taxes under applicable law. Notwithstanding the first sentence of this Section 9.4(c), in the event that GHI fails to comply with the provisions of the immediately preceding sentence, any sales, recording, transfer, use or other similar taxes or fees imposed as a result of the transfer of the Business to GHI pursuant to this Agreement that are due to such noncompliance shall be paid by GHI.

                 (d) All real and personal property taxes, state and local ad valorem taxes and assessments applicable to the Business or the Transferred Assets shall be prorated by the parties as of the Closing Date, and all such taxes applicable to periods of time on or prior to the Closing Date shall be the sole obligation, responsibility and expense of Transferors. All such assessments and taxes applicable to periods after the Closing Date shall be the sole obligation, responsibility and expense of Transferees.

                 (e) Transferors agree to report the transfers made pursuant to this Agreement, and Transferees agree to report the transfers made pursuant to this Agreement and the Subscription Agreements as transfers governed by Section 351 of the Code for federal income tax purposes and by comparable provisions of state or local income tax law (if any) for state and local income tax purposes, except to the extent otherwise required by law in respect of JPS U.K. Limited. Carpet agrees to elect out of the installment method as to any gain recognized as a result of receipt of boot that otherwise would be taken into account on the installment method under Section 453 of the Code.

                 9.5 Mail Received After Closing. 4. Following the Closing, Transferees may receive and open all mail and other communications addressed to Transferors and deal with the contents thereof in its discretion to the extent that such mail relates to the Business; provided that (i) Transferees shall have no right to deal with the contents of any mail or other communication to the extent that the same are not in respect of the Business or Transferred Assets and (ii) Transferees shall promptly notify Transferors as to the receipt thereof and make appropriate arrangements to deliver such materials promptly to Transferors.

                 (b) Following the Closing, Transferors shall promptly notify Transferees of all mail and other communications relating to the Business addressed to Transferors and received by Transferors, and shall make appropriate arrangements to deliver such materials promptly to Transferees.


                                   ARTICLE X

                                 MISCELLANEOUS

                 10.1 Termination. Either party may terminate this Agreement without the consent of the other party if the Closing Date has not occurred on or before December 31, 1995 and a reason therefor is because a condition precedent to such party's obligation to close hereunder is not satisfied. In the event of the termination of this Agreement by either party in accordance with this Section 10.1, neither party shall have any liability hereunder of any nature whatsoever (other than pursuant to Sections 10.8 and 10.11 below) to the other party, including any liability for damages, unless either party is in default under its obligations hereunder, in which event the party in default shall be liable to the other party for such default; provided, however, that no party shall be liable hereunder for any consequential damages as a result of such termination. Notwithstanding anything in this Agreement to the contrary, if any condition precedent specified in Articles VII or VIII is not satisfied, Transferors or Transferees, as the case may be, in addition to any other rights which may be available to it, shall have the right to waive such condition and require the other party to proceed with the Closing. Notwithstanding the foregoing, Transferors shall have the right, at their sole option, to terminate this Agreement if Transferors shall have been advised by Houlihan, Lokey, Howard & Zukin that the solvency opinion to be delivered pursuant to Section 7.7 hereof will not be affirmatively rendered as provided in such Section.

                 10.2 Survival of Representations and Warranties. The respective representations and warranties made by Transferors and Transferees in this Agreement (including those made in the Exhibits and Schedules hereto) or in any Ancillary Agreement shall not be deemed waived or otherwise affected by any investigation made by any party hereto. Each and every such representation and warranty of Transferors and Transferees shall expire with, and be terminated and extinguished on, the fourteen month anniversary of the Closing Date or the termination of this Agreement pursuant to Section 10.1 hereof or otherwise.

                 10.3 Assignment. No assignment of this Agreement or of any rights or obligations hereunder may be made by any party (by operation of law or otherwise) without the prior written consent of each of the other parties hereto and any attempted assignment without such required consents shall be void. Notwithstanding the foregoing sentence, (i) the parties hereto hereby acknowledge that GHI may make the transfers to be made by it to GCI contemplated hereby, (ii) Transferees hereby acknowledge and agree that Transferors may collaterally assign their respective rights, title and interest to any payments under this Agreement to any of their respective financing sources, including, but not limited to, General Electric Capital Corporation, as collateral agent (in such capacity, the "Collateral Agent"), pursuant to the Transferor Credit Agreement and Transferees hereby consent to such assignment, and (iii) Transferors hereby acknowledge that Transferees may collaterally assign their respective rights, title and interest under this Agreement to any of their respective financing sources, and Transferors hereby consent to such assignment. Furthermore, Transferees hereby acknowledge and agree that upon receipt of written notice from the Collateral Agent that an "Event of Default" has occurred pursuant to the Transferor Credit Agreement, Transferees will tender any payments due under this Agreement to the Collateral Agent in accordance with the instructions set forth in such notice.

                 10.4 Notices. Any notice, request, instruction or other document to be given hereunder by either party to the other shall be in writing and shall be deemed to have been duly given if delivered by hand or sent by facsimile (with confirmation by facsimile answer back) or mailed by certified or registered mail, postage prepaid, return receipt requested (such mailed notice to be effective on the third business day following mailing thereof), as follows:

                 If to Transferors, addressed to:

                          JPS Textile Group, Inc.
                          555 N. Pleasantburg Drive, Suite 202
                          Greenville, South Carolina  29607
                          Attention:  David H. Taylor
                          Facsimile No.:  (803) 271-9939

                 With a copy to:

                          Odyssey Partners, L.P.
                          31 West 52nd Street, 17th Floor
                          New York, New York  10019
                          Attention:  Alain M. Oberrotman
                          Facsimile No.:  (212) 708-0750

                                     and

                          Weil, Gotshal & Manges
                          767 Fifth Avenue
                          New York, New York  10153
                          Attention:  Simeon Gold, Esq.
                          Facsimile No.:  (212) 310-8007

                 If to Transferees, addressed to:

                          Gulistan Holdings Inc.
                          Gulistan Carpet Inc.
                          Highway 5
                          Post Office Box A
                          Aberdeen, North Carolina  28315
                          Attention:  Michael J. Rooney
                          Facsimile No.:  (910) 944-6359

                 With a copy to:

                          Womble Carlyle Sandridge & Rice, PLLC
                          2100 First Union Capitol Center
                          150 Fayetteville Street Mall
                          Raleigh, North Carolina  27601
                          Attention:  Deborah H. Hartzog
                          Facsimile No.:  (919) 755-2150
or to such other place with such other copies as either party may designate as to itself by written notice to the others.

                 10.5 Choice of Law. The Agreement shall be construed and interpreted, and the rights of the parties determined, in accordance with the laws of the State of New York (without reference to the choice of law provisions of New York law).

                 10.6 Entire Agreement; Amendments and Waivers. This Agreement and the Ancillary Agreements, together with all Exhibits and Schedules hereto and thereto, constitute the entire Agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

                 10.7 Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                 10.8 Expenses. Except as otherwise specified herein, each party hereto shall pay its own legal, accounting, out-of-pocket and other expenses incident to this Agreement; provided, however, with respect to costs, fees or expenses paid in connection with transferring Permits or obtaining new Permits to enable GHI to operate and continue to operate the Business, such costs shall be borne solely by GHI.

                 10.9 Invalidity. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

                 10.10 Titles. The titles, captions or headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

                 10.11 Confidential Information. The parties acknowledge that the transactions described herein are of a confidential nature and shall not be disclosed except as provided herein or as required by law. Neither Transferors, Transferees nor their respective Affiliates shall make any public disclosure of the specific terms of this Agreement without the prior written consent of the other parties hereto, except as required by law. Transferors and Transferees shall consult with each other before issuing a press release or otherwise making any public statements required by law with respect to this Agreement and shall not issue any such press release or make any such public statement prior to such consultation; provided, however, that Transferors and Transferees shall respond promptly to the other pursuant to this Section 10.11. In connection with the negotiation of this Agreement, the preparation for the consummation of the transactions contemplated hereby, and the performance of obligations hereunder, each party acknowledges that it will have access to confidential information relating to the other parties. Each party hereto shall treat such information as confidential, preserve the confidentiality thereof and not duplicate or disclose such information in connection with the transactions contemplated hereby, except to employees, representatives, agents, advisors, lenders, consultants and affiliates who are expected to be involved in the transactions contemplated by this Agreement and who also agree to treat such information as confidential. Transferors, at a time and in a manner which they reasonably determine and after prior notice to and consultation with Transferees, may notify employees, unions and bargaining agents of the fact of the subject transaction. In the event of the termination of this Agreement for any reason whatsoever, each party shall return to the others all documents, work papers and other material (including all copies thereof) obtained in connection with the transactions contemplated hereby and will use all reasonable efforts, including instructing its employees and others who have had access to such information, to keep confidential and not to use any such information, unless such information is now, or is hereafter disclosed, through no act or omission of such party, in any manner making it available to the general public.

                 10.12 Third Parties. Except as specifically set forth or referred to herein, nothing expressed or implied herein is intended or shall be construed to confer upon or give to any person or entity other than the parties hereto, and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

                 10.13 No Set-off. Each party acknowledges that its obligations under this Agreement are absolute and not subject to any contractual or common law right of set-off, counterclaim or recoupment (but remains subject to defenses) against any payments required to be made by such party pursuant to this Agreement.

                 10.14 Schedules. Any disclosure on any Schedule hereto shall be deemed to be a disclosure on each other Schedule to this Agreement.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, in multiple originals, all as of the day and year first above written.

                            JPS TEXTILE GROUP, INC.


                            By /s/ David H. Taylor
                               -------------------
                              Name: David H. Taylor
                              Title: EVP-Finance and Secretary


                            JPS CARPET CORP.


                            By /s/ David H. Taylor
                               -------------------
                              Name: David H. Taylor
                              Title: Vice President


                            GULISTAN HOLDINGS INC.


                            By /s/ Michael J. Rooney
                               ---------------------
                              Name: Michael J. Rooney
                              Title: President


                            GULISTAN CARPET INC.


                            By /s/ Michael J. Rooney
                               ---------------------
                              Name: Michael J. Rooney
                              Title: President